     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           CITYSCAPE FINANCIAL CORP.
                              AND OTHER REGISTRANT
                    (SEE "CALCULATION OF REGISTRATION FEE")
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                             11-2994671
           (STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                                565 TAXTER ROAD
                         ELMSFORD, NEW YORK 10523-5200
                                 (914) 592-6677
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            JONAH L. GOLDSTEIN, ESQ.
                                GENERAL COUNSEL
                           CITYSCAPE FINANCIAL CORP.
                                565 TAXTER ROAD
                         ELMSFORD, NEW YORK 10523-5200
                                 (914) 592-6677
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                            SEAN P. GRIFFITHS, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 351-4000
                           (FACSIMILE) (212) 351-4035
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                                  PROPOSED MAXIMUM
                                                              PROPOSED MAXIMUM       AGGREGATE
    TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE      OFFERING PRICE         OFFERING        AMOUNT OF
             TO BE REGISTERED                 REGISTERED          PER UNIT            PRICE(1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
12 3/4% Series A Senior Notes due 2004....   $300,000,000           100%            $300,000,000       $90,910
-------------------------------------------------------------------------------------------------------------------
Guarantees of the 12 3/4% Series A Senior
  Notes due 2004..........................   $300,000,000           100%                (2)              (2)
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).

(2) No separate consideration will be received for the Guarantees.

 *  Other Registrant

        EXACT NAME OF REGISTRANT          STATE OR OTHER INSTITUTION        PRIMARY STANDARD INDUSTRIAL         IRS EMPLOYEE
       AS SPECIFIED IN ITS CHARTER     OF INCORPORATION OR ORGANIZATION     CLASSIFICATION CODE NUMBER      IDENTIFICATION NUMBER
    ---------------------------------  --------------------------------     ---------------------------     ---------------------
    Cityscape Corp.                                New York                             6162                      13-3430697

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JUNE 26, 1997

PROSPECTUS

                           OFFER FOR ALL OUTSTANDING
                         12 3/4% SENIOR NOTES DUE 2004
                                IN EXCHANGE FOR
                   12 3/4% SERIES A SENIOR NOTES DUE 2004 OF
                                      LOGO
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

          NEW YORK CITY TIME ON                , 1997, UNLESS EXTENDED
                            ------------------------

    Cityscape Financial Corp., a Delaware corporation (the "Company"), hereby offers to exchange an aggregate principal amount of up to $300,000,000 of its 12 3/4% Series A Senior Notes due 2004 (the "New Notes") for a like principal amount of its 12 3/4% Senior Notes due 2004 (the "Old Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The New Notes and the Old Notes are collectively hereinafter referred to as the "Notes." The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture governing the Old Notes.

    The New Notes will be general senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future subordinated Indebtedness (as defined herein) of the Company and senior in right of payment to any Subordinated Obligations (as defined herein) of the Company. Prior to the receipt of an Investment Grade Rating (as defined herein), the Notes will be unconditionally guaranteed, on a senior basis, by all domestic Restricted Subsidiaries (as defined herein) of the Company other than Special Purpose Subsidiaries (as defined herein). As of the date hereof, the sole Subsidiary Guarantor (as defined herein) will be Cityscape Corp. ("CSC"). In addition, the Subsidiary Guarantee (as defined herein) of CSC will be secured by a pledge of an Intercompany Note (as defined herein) from City Mortgage Corporation Limited, the Company's wholly-owned indirect United Kingdom subsidiary. The New Notes will be effectively subordinated in right of payment to all secured Indebtedness of the Company and any secured Indebtedness of the Subsidiary Guarantors, except in the case of the Subsidiary Guarantees to the extent secured by the Intercompany Note. In addition, the New Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Subsidiary Guarantors. As of March 31, 1997, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Company and its subsidiaries would have had $387.1 million of unsubordinated Indebtedness of which $87.1 million is secured Indebtedness (of which $82.5 million is Warehouse Indebtedness (as defined herein)).

    The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semiannually on June 1 and December 1 of each year, commencing December 1, 1997. Additionally, interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of May 14, 1997 (the "Registration Rights Agreement"), among the Company, CSC and the Initial Purchasers (as defined herein), with respect to the initial sale of the Old Notes. The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined herein) for the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the holders thereof. See "The Exchange Offer."

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Prior to the Exchange Offer, there has been no public market for the Old Notes. If a market for the New Notes should develop, such New Notes could trade at a discount from their principal amount. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

     SEE "RISK FACTORS" COMMENCING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
 SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

              THE DATE OF THIS PROSPECTUS IS                , 1997

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY'S SECRETARY AT 565 TAXTER ROAD, ELMSFORD, NEW YORK 10523 (TELEPHONE:
914-592-6677). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST
SHOULD BE MADE BY                  , 1997.

                       FOR NEW HAMPSHIRE RESIDENTS ONLY:

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             AVAILABLE INFORMATION

     The Company and the Subsidiary Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (referred to herein, together with all amendments and exhibits, as the "Registration Statement") under the Securities Act with respect to the Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information relating to the Notes and to the Company, reference is made to the Registration Statement.

     The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. For further information with respect to the Company, reference is hereby made to such reports and other information which can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1025, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission and are hereby incorporated by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

          3. The Company's Current Reports on Form 8-K filed on April 11, 1997, April 30, 1997 and May 20, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to the termination of the offering of the Notes covered by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are expressly incorporated by reference into such documents). Written requests for such copies should be directed to the Company's Secretary at 565 Taxter Road, Elmsford, New York 10523.

                                    SUMMARY

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors."

                                  THE COMPANY

     Cityscape Financial Corp., a Delaware corporation ("Cityscape" or the "Company"), is a consumer finance company engaged in the business of originating, purchasing, selling and servicing mortgage loans secured primarily by one- to four-family residences. The Company originates and purchases loans in the US through its subsidiary Cityscape Corp., a New York corporation ("CSC"), using a network of independent mortgage brokers and loan correspondents, and in the United Kingdom (excluding Northern Ireland, the "UK") through its indirect subsidiary City Mortgage Corporation Limited ("CSC-UK"), also using a network of independent mortgage brokers. The majority of the Company's loans are made to owners of single family residences who use the loan proceeds for such purposes as debt consolidation, financing of home improvements and educational expenditures. The Company focuses on lending to individuals who have impaired or unsubstantiated credit histories and/or unverifiable income and require or seek a high degree of personalized service and prompt response to their loan applications. As a result, the Company's customers generally are not averse to paying the higher interest rates that the Company charges for its loan programs as compared to the interest rates charged by conventional mortgage sources.

     The Company's principal executive office and mailing address is 565 Taxter Road, Elmsford, New York 10523-5200 and its telephone number is (914) 592-6677.

     For a more detailed discussion of the business of the Company, see the Company's latest Annual Report on Form 10-K, which is incorporated by reference herein.

                              RECENT DEVELOPMENTS

     Series A Preferred Stock. In April 1997, the Company completed the private placement of 5,000 shares of its 6% Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), with a liquidation preference (the "Liquidation Preference") of $10,000 per share, and related five-year warrants to purchase 500,000 shares of Common Stock (the "Warrants"). The Series A Preferred Stock is redeemable at the option of the Company at a redemption price equal to 105% of the Liquidation Preference at any time prior to July 9, 1997 and thereafter at 120% under certain circumstances. The Series A Preferred Stock is convertible into shares of Common Stock, subject to certain restrictions and redemption rights, at a conversion price equal to the lowest daily sales price of the Common Stock during the four consecutive trading days immediately preceding such conversion, discounted by up to 4% and subject to certain adjustments. Through June 1, 1997, an aggregate of 385 shares of Series A Preferred Stock had been converted into an aggregate of 319,757 shares of Common Stock. The Company has filed a registration statement with the Commission with respect to the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants.

     Conversion Transactions. In April 1997, the Company induced the conversion of $14.0 million aggregate principal amount of its 6% Convertible Subordinated Debentures due 2006 (the "Convertible Debentures") resulting in the issuance upon conversion of 533,332 shares of Common Stock (at a conversion price of $26.25 per share) pursuant to the terms of the Convertible Debentures. To induce conversion, the Company issued an additional 342,708 shares of Common Stock and paid the holders of the induced Convertible Debentures $420,000 in cash. In the second quarter of 1997, these transactions will result in the reduction of Convertible Debentures by $14.0 million, a charge to earnings in the amount of $4.8 million related to the fair market value of such 342,708 shares ($4.4 million) and such cash payment and an increase in stockholders' equity of $18.4 million due to the issuance of the conversion shares and the inducement shares. The net effect of these transactions will be an increase of $13.6 million to stockholders' equity in the second quarter of 1997. To date, an aggregate of $14.1 million of Convertible Debentures have been converted into Common Stock, including the induced conversion described above. The Company has an effective registration statement relating to the resale of the Convertible Debentures or the Common Stock issuable upon conversion of the Convertible Debentures.

                               THE EXCHANGE OFFER

Securities Offered..........   Up to $300,000,000 aggregate principal amount of
                               12 3/4% Series A Senior Notes due 2004 (the "New
                               Notes"). The terms of the New Notes and Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes.

The Exchange Offer..........   The New Notes are being offered in exchange for a
                               like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company and CSC contained in the Registration Rights Agreements.

Expiration Date; Withdrawal
of Tender...................   The Exchange Offer will expire at 5:00 p.m. New
                               York City time, on             , 1997, or such
                               later date and time to which it is extended by the Company. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions to the
  Exchange Offer............   The Company's obligation to accept for exchange,
                               or to issue New Notes in exchange for, any Old
                               Notes is subject to certain customary conditions relating to compliance with any applicable law, order of any governmental agency or any applicable interpretation by the staff of the Commission, which may be waived by the Company in its reasonable discretion. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.
                               See "The Exchange Offer -- Certain Conditions to the Exchange Offer."

Procedures for Tendering Old
  Notes.....................   Each holder of Old Notes wishing to accept the
                               Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation, to the Exchange Agent (as defined herein) at the address set forth herein.
                               See "The Exchange Offer -- Procedures for
                               Tendering Old Notes."

Use of Proceeds.............   There will be no proceeds to the Company from the
                               exchange of Notes pursuant to the Exchange Offer.

Exchange Agent..............   The Chase Manhattan Bank is serving as the
                               Exchange Agent in connection with the Exchange
                               Offer.

Federal Income Tax
  Consequences..............   The exchange of Notes pursuant to the Exchange
                               Offer will not be a taxable event for federal income tax purposes. See "Certain Federal Income
                               Tax Considerations."

                 CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT
                             TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer generally may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange
Offer -- Consequences of Failure to Exchange; Resales of New Notes."

     The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                 THE NEW NOTES

     The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. For purposes of this Prospectus, the term "Notes" shall refer collectively to the New Notes and the Old Notes.

Issuer......................   Cityscape Financial Corp.

Securities Offered..........   $300,000,000 principal amount of 12 3/4% Series A
                               Senior Notes due 2004 (the "New Notes").

Maturity Date...............   June 1, 2004.

Interest Rate...............   The New Notes will bear interest at a rate of
                               12 3/4% per annum.

Interest Payment Dates......   Interest on the New Notes will be payable
                               semiannually on each June 1 and December 1, commencing December 1, 1997.

Ranking.....................   The New Notes will be general senior unsecured
                               obligations of the Company ranking pari passu in right of payment with all other existing and future unsubordinated Indebtedness of the Company and senior in right of payment to any Subordinated Obligations of the Company. The

                               New Notes will be effectively subordinated in right of payment to all secured Indebtedness of the Company and any secured Indebtedness of the Subsidiary Guarantors, except in the case of the Subsidiary Guarantees to the extent secured by the Intercompany Note. In addition, the New Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Subsidiary Guarantors. As of March 31, 1997 after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Company and its Subsidiaries would have had $387.1 million of unsubordinated Indebtedness of which $87.1 million is secured Indebtedness (of which $82.5 million is Warehouse Indebtedness).

Guarantees by
Subsidiaries................   Prior to receipt of an Investment Grade Rating,
                               the New Notes will be unconditionally guaranteed, on a senior basis, as to the payment of principal, premium, if any, and interest (the
                               "Subsidiary Guarantees"), by all domestic
                               Restricted Subsidiaries of the Company other than Special Purpose Subsidiaries (the "Subsidiary
                               Guarantors"). As of the date hereof, the sole
                               Subsidiary Guarantor will be CSC. In addition, the Subsidiary Guarantee of CSC will be secured by a pledge of an Intercompany Note from CSC-UK, the Company's wholly-owned indirect UK subsidiary. The Intercompany Note is a general senior unsecured obligation of CSC-UK. See
                               "Description of the Notes -- Security."

Lack of Mandatory
Redemption..................   There will be no mandatory redemption
                               requirements with respect to the New Notes.

Optional Redemption.........   The Company, at its option, may redeem in the
                               aggregate up to 33 1/3% of the original principal amount of the Notes at any time and from time to time prior to June 1, 2000 at a redemption price equal to 112.75% of the principal amount thereof plus accrued interest to the redemption date with the proceeds of one or more Public Equity
                               Offerings, provided that at least $200.0 million principal amount of Notes remain outstanding immediately after the occurrence of any such redemption.

Change of Control...........   In the event of a Change of Control, the Company
                               will be required to make an offer to repurchase all outstanding New Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.
                               See "Description of the Notes -- Change of
                               Control." There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding
                               Indebtedness to pay the required purchase price for all New Notes tendered by holders upon a Change of Control. See "Risk Factors -- Potential
                               Inability to Purchase Tendered Notes Upon a
                               Change of Control."

Asset Sale Proceeds.........   The Company will be obligated in certain
                               instances to make offers to repurchase the New
                               Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase with the net cash proceeds of certain asset sales. See "Description of the Notes -- Certain Covenants -- Limitation on Sales of Assets."

Certain Covenants...........   The Indenture contains covenants for the benefit
                               of the holders of the New Notes that, among other things, restrict the ability of the Company and any Restricted Subsidiaries to: (i) incur additional Indebted-ness; (ii) pay dividends and make distributions;
                               (iii) make certain investments; (iv) repurchase stock; (v) create liens; (vi) enter into transactions with affiliates; (vii) merge or consolidate the Company or any Subsidiary
                               Guarantor; and (viii) transfer and sell assets.
                               These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     Holders of Old Notes should carefully consider all of the information set forth under "Risk Factors" in connection with the Exchange Offer.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be carefully considered by holders of Old Notes in connection with the Exchange Offer. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

HOLDING COMPANY STRUCTURE

     The Company is a holding company which derives substantially all of its operating income from its subsidiaries. The Company must rely upon payments from its Subsidiaries to generate the funds necessary to meet its obligations, including the payment of interest on and principal of the Notes. The ability of the Company's Subsidiaries to make such payments will be subject to, among other things, applicable state and foreign laws.

     Certain of the Company's Subsidiaries, through which the Company conducts its UK operations, will not be Subsidiary Guarantors of the Notes. Claims of creditors of such Subsidiaries, the counterparties under such Subsidiaries' purchase and sale facilities, the purchasers of such Subsidiaries' receivables, trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such Subsidiaries, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of such Subsidiaries. Although the Subsidiary Guarantees are secured by the pledge of the Intercompany Note, the Intercompany Note is an unsecured general obligation of CSC-UK and secured creditors of CSC-UK will generally have priority with respect to the assets and earnings of CSC-UK over the claims of holders of the Notes making a claim with respect to the Intercompany Note. See "Description of the Notes -- Ranking; Holding Company Structure."

     The Indenture provides that, prior to receipt of an Investment Grade Rating, the Notes generally will be guaranteed by the Company's domestic Restricted Subsidiaries (other than Special Purpose Subsidiaries). Although the Subsidiary Guarantees provide the Note holders with a direct claim against the assets of such domestic Restricted Subsidiaries, enforcement of the Subsidiary Guarantees against any existing or future Subsidiary Guarantors would be subject to certain defenses available to guarantors generally, and would also be subject to certain defenses available to the Company regarding enforcement of the Notes. See "-- Fraudulent Conveyances and Preferential Transfers." Although the Indenture contains waivers of most of those defenses, one or more of such waivers may not be enforced by a court in a particular case. To the extent that the Subsidiary Guarantees are not enforceable, the Notes would be effectively subordinated to all liabilities of the Company's Subsidiaries, including other Senior Indebtedness, subordinated indebtedness and trade payables of such Subsidiaries.

     As of March 31, 1997, after giving effect to the offering of the Old Notes and the application of the proceeds therefrom, CSC and its Subsidiaries would have had approximately $87.1 million of indebtedness (including $82.5 million of Warehouse Indebtedness).

LEVERAGE

     The Company is significantly leveraged. As of March 31, 1997, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the total consolidated Indebtedness of (i) the Company and (ii) CSC and its Subsidiaries was approximately $530.8 million and $87.1 million, respectively, including in each case $82.5 million of Warehouse Indebtedness. The Company's ability to make payments of principal or interest on, or to refinance its indebtedness (including the Notes) depends on its future operating performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control.

     The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including (i) the Company's vulnerability to adverse general economic and industry conditions, (ii) the Company's ability to obtain additional financing for future working capital expenditures, acquisitions, general corporate purposes or other purposes, and
(iii) the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal and interest on indebtedness thereby reducing the funds available for operations and future business opportunities. In addition, the Indenture contains certain covenants which could limit the Company's operating and financial flexibility. See "Description of the Notes -- Certain Covenants."

     The Company's ability to sustain its growth is dependent on its ability to secure further debt arrangements or warehouse credit facilities. See
"-- Negative Cash Flows" and "-- Uncertainty as to Availability of Funding Sources."

NEGATIVE CASH FLOWS

     Although the Company believes that cash from operations and financing activities will be sufficient to enable it to make required interest payments on the Notes and its other debt obligations and other required payments, there can be no assurance in this regard, and the Company may encounter liquidity problems which could affect its ability to meet such obligations while attempting to withstand competitive pressures.

     As a result of its increased volume of loan originations and purchases and its growing use of securitizations, the Company has operated since March 1995, and expects to continue to operate, on a negative cash flow basis. Prior to 1995, the Company sold loans primarily through whole loan sales which generate immediate cash flow on the date of sale. The recognition of gain on sale of loans through securitizations has a negative impact on the cash flow of the Company because significant costs are incurred upon closing of the transactions giving rise to such gain and the Company is required to pay income taxes on the gain on sale in the period recognized, although the Company does not expect to receive the cash representing the gain until later periods as the related loans are repaid or otherwise collected.

     The Company's principal cash requirements include the funding of loan originations and purchases, payment of interest expenses (including interest expenses under the Notes), funding the overcollateralization requirements for securitizations, operating expenses, income taxes and capital expenditures. The Company uses its cash flow from whole loan sales, loans sold through securitizations, capital markets offerings, pre-funding mechanisms through securitizations, loan origination fees, servicing fees, net interest income and borrowings under its credit or warehouse facilities to meet its working capital and other needs. For the years ended December 31, 1995 and 1996 and for the three months ended March 31, 1997, the Company had negative cash flow from operations of $76.0 million, $165.6 million and $51.0 million, respectively, due primarily to the Company's sale of loans through securitizations. Also contributing to the Company's negative cash flow is the increasing percentage of its loan volume derived through the Wholesale Loan Acquisition Program and bulk purchases, which have a greater negative impact on cash flows than loan volume derived from independent mortgage brokers.

UNCERTAINTY AS TO AVAILABILITY OF FUNDING SOURCES

     The Company funds substantially all of the loans which it originates and purchases through borrowings under warehouse facilities secured by pledges of its loans, loan purchase facilities under which the Company retains the rights to repurchase loans sold, lines of credit secured by the residual and interest-only interests in securitizations, a senior note issuance and internally generated funds. These borrowings are in turn repaid with the proceeds received by the Company from selling such loans either through securitizations or whole loan sales. Any failure to renew or obtain adequate funding under these credit or warehouse facilities, or other borrowings, or any substantial reduction in the size of or pricing in the markets for the Company's loans, could have a material adverse effect on the Company's operations. To the extent that the Company is not successful in maintaining or replacing existing financing, it would have to curtail its loan production activities or sell loans earlier than is optimal, which would have a material adverse effect on the Company's results of operations and financial condition.

     The type, timing and terms of financing selected by the Company will be dependent upon the Company's cash needs, the availability of financing sources and the prevailing conditions in the financial markets. The Company anticipates that funds currently available will be sufficient to fund the Company's liquidity requirements into the fourth quarter of 1997. However, the Company has substantial capital requirements and anticipates that it will need to raise additional cash by such time through the issuance of additional debt or equity securities or additional bank borrowings or a combination thereof. The Company has no commitments for additional debt, equity or bank financings other than those described in this Prospectus and there can be no assurance that any sources will be available to the Company at any given time or as to the favorability of the terms on which such sources may be available.

POTENTIAL INABILITY TO PURCHASE TENDERED NOTES UPON A CHANGE OF CONTROL

     Each holder of Notes has the option to cause the Company to purchase its Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of repurchase, following a Change of Control. There can be no assurance that the Company will be able to repurchase the Notes upon a Change of Control. See "Description of the Notes -- Change of Control." In addition, each holder of Convertible Debentures may elect to have the Company repurchase its Convertible Debentures, in whole but not in part, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of repurchase, upon certain change of control events as set forth in the related Indenture. Furthermore, the holders of the Series A Preferred Stock may elect to have the Company redeem such stock at a redemption price equal to 110% of the Liquidation Preference upon certain change of control events as set forth in the related Certificate of Designations.

DEPENDENCE ON FUNDING SOURCE

     The Company has funded substantially all of its loan origination and purchase volume and working capital requirements in the US and the UK through financing facilities and through loan sales pursuant to mortgage loan purchase agreements that include working capital facilities with Greenwich Capital Markets, Inc. (referred to herein, including its affiliates, as "Greenwich"). During 1995 and 1996, the Company sold 10.3% and 93.8%, respectively, of its loan originations and purchases to Greenwich. The US facility (the "US Greenwich Facility") was provided through Greenwich's affiliate, Greenwich Capital Financial Products, Inc., and the UK facility (the "UK Greenwich Facility") is provided through its affiliate, Greenwich International, Ltd. With certain exceptions, the Company has been required to sell all of its loans directly or indirectly to Greenwich. The loans are then resold through securitizations or whole loan sales. These provisions of the US Greenwich Facility and the UK Greenwich Facility may prevent the Company from taking advantage of other more favorable financing sources that may become available to the Company. Additionally, the Company expects to derive a substantial portion of its working capital through the mortgage loan purchase agreements.

     The US Greenwich Facility provided for the purchase and sale of $1.0 billion of loans. The Company and Greenwich continued to purchase and sell loans after the facility amount was exceeded through December 1996. The Company has a commitment from Greenwich to enter into agreements to provide a $3.0 billion mortgage loan financing facility at a rate of LIBOR plus 150 basis points, a $25.0 million residual financing facility at a rate of LIBOR plus 300 basis points and a $3.0 billion securitization facility, each for a term of one year, subject to execution of definitive documents satisfactory to Greenwich as well as certain other conditions. The Company and Greenwich, pending the completion of definitive documents, are operating under the terms of the US Greenwich Facility structured consistent with the new proposed arrangement, however, as a financing facility. No definitive agreement exists with respect to the new arrangement nor can any assurance be given that such an agreement will be reached. Because it is structured as a financing facility and not as a purchase and sale facility, the new arrangement with Greenwich could affect the timing of the Company's reported gain on sale, adversely affecting gain on sale in a future period if the Company fails to sell or securitize the loan origination and purchase volume for such period. To the extent that the Company is not successful in maintaining with Greenwich or replacing existing financing, it would have to curtail its loan production activities or sell loans earlier than is optimal, thereby adversely affecting the Company's results of operations and financial condition. CSC-UK paid a fee to Greenwich in connection with the UK Greenwich Facility in the aggregate amount of $38.0 million. The Company is amortizing this fee over the 20-year life of the facility. If the facility were to be terminated prior to its scheduled expiration in 2015, the Company would have to write-off the fee earlier than anticipated, resulting in a charge to earnings in the period of such write-off of the unamortized amount of the fee at that time, which would have an adverse effect on the Company's results of operations.

     Additionally, the agreement governing the UK Greenwich Facility prohibits the payment of dividends by CSC-UK to CSC prior to the repayment of all outstanding balances under the working capital facility of the UK Greenwich Facility.

DEPENDENCE ON SECURITIZATIONS

  General

     Since March 1995, the Company has pooled and sold through securitizations an increasing percentage of the loans which it originates or purchases. The Company derives a significant portion of its income by recognizing gains upon the sale of loans through securitizations representing the fair value of the interest-only and residual certificates received in the US and the fair value of excess mortgage servicing receivables retained through UK securitizations and on sales into the UK purchase facility. In determining excess mortgage servicing receivables recognized through UK securitizations, the Company excludes normal servicing and other ancillary fees and includes any prepayment interest due. In loan sales through US securitizations, the Company sells loans that it has originated or purchased to a real estate mortgage investment conduit ("REMIC") trust for a cash purchase price and interests in such REMIC trust consisting of interest-only regular interests and the residual interest which are represented by the interest-only and residual certificates. The cash purchase price is raised through an offering by the REMIC trust of pass-through certificates representing regular interests in the REMIC trust. Following the securitization, the purchasers of the pass-through certificates receive the principal collected and the investor pass-through interest rate on the principal balance, while the Company recognizes as current revenue the fair value of the interest-only and residual certificates.

  Reliance on Securitization Market

     Adverse changes in the US or UK securitization market for home equity and home improvement loans could impair the Company's ability to originate, purchase and sell loans through securitizations on a favorable or timely basis. Any such impairment could have a material adverse effect upon the Company's results of operations and financial condition. Furthermore, the Company's quarterly operating results can fluctuate significantly as a result of the timing and level of securitizations. If securitizations do not close when expected, the Company's results of operations may be adversely affected for that period.

  Reliance on Credit Enhancements

     In addition, in order to gain access to the securitization market, the Company has relied on credit enhancements provided by monoline insurance carriers on the majority of the Company's US securitizations to guarantee outstanding senior interests in the related REMIC trusts to enable it to obtain an "AAA/Aaa" rating for such interests. The cost of such credit enhancement results in a reduction in the gain on sale of loans sold in such securitization. Any substantial reductions in the size or availability of the securitization market for the Company's loans, or the unwillingness of insurance companies to guarantee the senior interests in the Company's loan pools, could have a material adverse effect on the Company's results of operations and financial condition.

     The documents governing the Company's securitizations require the Company to build over-collateralization levels through retention of excess servicing distributions and application thereof to reduce the principal balances of the senior interests issued by the related trust or to create reserve funds. This application causes the aggregate principal amount of the loans and cash in the related pool to exceed the aggregate principal balance of the outstanding investor certificates. Such excess amounts serve as credit enhancement for the related trust and therefore fund losses realized on loans held by such trust. The Company continues to be subject to the risks of default and foreclosure following the sale of loans through securitizations to the extent excess servicing distributions are required to be retained or applied to reduce principal from time to time. Such retained amounts are pre-determined by the entity issuing the guarantee of the related senior interests and are a condition to obtaining an "AAA/Aaa" rating thereon. In addition, such retention diverts cash which would otherwise flow to the Company through its retained interest in the transaction represented by the interest-only and residual certificates and excess mortgage servicing receivables the Company receives upon loan sales through securitizations, thereby slowing, and in some circumstances, reducing over the life of the related securitization, the flow of cash to the Company.

  Availability and Cost of Pre-Funding Mechanism

     In connection with the Company's pre-funding commitments in its securitization transactions, investors deposit in cash a pre-funded amount into the related trust to purchase loans the Company commits to sell on a forward basis. This pre-funded amount is invested pending subsequent transfers of loans to the trusts in short term obligations which pay a lower interest rate than the interest rate the trust is obligated to pay the certificate investors on the outstanding balance of the pre-funded amount. The Company is required to deposit at the closing of the related transaction an amount sufficient to make up the difference between these rates. The portion of the deposit that is not recovered by the Company is recorded as an expense of the securitization transaction which results in a reduction in the gain on sale of the loans sold in such securitization. If the Company were unable to make such deposits, it would be unable to access the pre-funding mechanism that allows it to sell relatively greater volume through each securitization, which could result in an adverse effect upon the Company's results of operations and financial condition.

POTENTIAL CHANGE IN VALUATION OF INTEREST-ONLY AND
RESIDUAL CERTIFICATES AND MORTGAGE SERVICING RECEIVABLES

     The Company sells over 90% of the loans that it originates or purchases through securitizations or into loan purchase facilities with servicing retained. The Company derives a substantial portion of its income by recording a gain on sale when loans are sold in such a manner. In the case of a US securitization, the Company receives as an investment the interest-only and residual certificates the Company receives as a result of such securitization. In the case of a UK securitization, or the sale of loans into a loan purchase facility, the Company retains a mortgage servicing receivable. In addition, since it adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights," in October 1995, the Company also recognizes as an asset the capitalized value of mortgage servicing rights (including normal servicing and other ancillary fees) as a mortgage servicing receivable. The Company calculates the value of its interest-only and residual certificates and mortgage servicing receivables based upon their fair values. The fair value of these assets is determined based on various economic factors, including loan types, balances, interest rates, dates of origination, terms and geographic locations. The Company also uses other available information applicable to the types of loans the Company originates and purchases, such as reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review. The Company estimates the expected cash flows that it will receive over the life of a portfolio of loans. These expected cash flows constitute the excess of the interest rate payable by the obligors of loans over the interest rate passed through to the purchasers of the related securities, less applicable recurring fees and credit losses. The Company discounts the expected cash flows at a discount rate that it believes is consistent with the required risk-adjusted rate of return to an independent third party purchaser of the interest-only and residual certificates or mortgage servicing receivables. As of March 31, 1997, the Company's balance sheet reflected the fair value of interest-only and residual certificates and mortgage servicing receivables of $155.0 million and $220.8 million (net of reserves of $31.4 million), respectively.

     Realization of the value of these interest-only and residual certificates and mortgage servicing receivables in cash is subject to the prepayment and loss characteristics of the underlying loans and to the timing and ultimate realization of the stream of cash flows associated with such loans. If actual experience differs from the assumptions used in the determination of the asset value, future cash flows and earnings could be negatively impacted and the Company could be required to write down the value of its interest-only and residual certificates and mortgage servicing receivables. For example, in the fourth quarter of 1996 the

Company determined that the value of the interest-only and residual certificates from its August 1995 securitization had been impaired in the amount of $1.4 million and accordingly wrote down the value of such certificates by that amount. The impairment was primarily attributable to a change in the loss assumptions with respect to such securitization to be consistent with those of the Company's subsequent securitizations. No assurance can be given as to whether, and in what amounts, the Company in the future will have to write down the value of the interest-only and residual certificates from this or its other securitizations. In addition, if prevailing interest rates rose, the required discount rate might also rise, resulting in impairment of the value of the interest-only and residual certificates and mortgage servicing receivables. The Company believes that there is no active market for the sale of its interest-only and residual certificates or its mortgage servicing receivables. No assurance can be given that these assets could be sold at their stated value on the balance sheet, if at all.

CONSEQUENCES OF EXCEEDING PERMITTED DELINQUENCY AND DEFAULT LIMITS

     The pooling and servicing agreements relating to the Company's securitization transactions contain provisions with respect to the maximum permitted loan delinquency rates and loan default rates, which, if exceeded, would require amounts otherwise payable to the Company to be retained by the related securitization trusts and would allow the termination of the Company's right to service the related loans. The default rates on the pools of loans sold in the March 1995 and August 1995 securitization transactions, the Company's first two securitization transactions, have exceeded the permitted limits set forth in the related pooling and servicing agreements. Accordingly, overcollateralization requirements for these two securitizations have been increased and cash otherwise payable to the Company from such securitizations is being retained by the related trusts. No assurance can be given when, if ever, such amounts will be released to the Company. In addition, this condition could result in the termination of the Company's servicing rights with respect to the securitizations' pools of loans by the trustee or the insurance company providing credit enhancement for those transactions. For 1996, the revenues to the Company from mortgage servicing rights on these pools of loans were approximately $625,000. Although none of the parties to these transactions has indicated its intention to terminate the Company's servicing rights and the Company has no current expectation that they will do so, no assurance can be given that any of such parties will not exercise its right to terminate. To date, the permitted delinquency and default rates relating to the Company's other securitizations have not been exceeded. However, such securitizations' loan pools are less seasoned and no assurance can be given that such limits will not be exceeded in the future. The retention of cash by securitization trusts or the termination of the Company's servicing rights would have a material adverse effect on the Company's results of operations and financial condition and could affect the Company's ability to effect securitizations in the capital markets.

SECURITY

     Prior to the receipt of an Investment Grade Rating, the Subsidiary Guarantee of CSC will be secured by a pledge by CSC to the Trustee (for the benefit of the holders) of the Intercompany Note (the "Intercompany Note Collateral"). The Intercompany Note that comprises the Intercompany Note Collateral is a general senior unsecured obligation of CSC-UK. There can be no assurance that the proceeds of any sale of the Intercompany Note Collateral pursuant to the Pledge Agreement would be sufficient to satisfy payments due on the Notes. In addition, the ability of the holders to realize upon the Intercompany Note Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. In a bankruptcy proceeding, the Intercompany Note may be subject to recharacterization as equity or subordinated to other indebtedness of the creditor if a court determined that an unaffiliated lender would not have made a loan on similar terms under then existing circumstances. Under applicable federal bankruptcy laws, secured creditors are prohibited from exercising their remedies in respect of their security from a debtor in a bankruptcy case, or from disposing of such security, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use collateral (such as payments on the Intercompany Note) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." See "Description of the Notes -- Security."

FRAUDULENT CONVEYANCES AND PREFERENTIAL TRANSFERS

     The ability of the holders of the Notes or the Trustee to enforce the Subsidiary Guarantees may be limited by certain fraudulent conveyance laws. Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to avoid the Subsidiary Guarantees or to subordinate the obligations of the Company under the Notes or the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction which is being applied. Generally, if in a bankruptcy, reorganization, rehabilitation or similar proceeding in respect to the Company or a Subsidiary Guarantor, or in a lawsuit by or on behalf of creditors against the Company or a Subsidiary Guarantor, a court were to find that (i) the Company or a Subsidiary Guarantor, as the case may be, incurred indebtedness in connection with the Notes (including the Subsidiary Guarantees) with the intent of hindering, delaying or defrauding current or future creditors of the Company or the Subsidiary Guarantor, as the case may be, or (ii) the Company or a Subsidiary Guarantor, as the case may be, received less than reasonably equivalent value or fair consideration for incurring such indebtedness (including the Subsidiary Guarantees), as the case may be, and either (a) was insolvent at the time of the incurrence of such indebtedness (including the Subsidiary Guarantees), (b) was rendered insolvent by reason of incurring such indebtedness (including the Subsidiary Guarantees), (c) was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could, with respect to the Company or the Subsidiary Guarantor, as the case may be, declare void in whole or in part the obligations of the Company or such Subsidiary Guarantor in connection with the Notes (including the Subsidiary Guarantees) and/or subordinate claims with respect to the Notes (including the Subsidiary Guarantees) to all other debts of the Company or the Subsidiary Guarantors, as applicable. If the obligations of the Company or the Subsidiary Guarantors were subordinated, there can be no assurance that after payment of the other debts of the Company or the Subsidiary Guarantors, there would be sufficient assets to pay such subordinated claims with respect to the Notes and the Subsidiary Guarantees. Generally, an entity will be considered insolvent if the sum of its respective debts was greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.

     Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or any Subsidiary Guarantor within 90 days after any payment by the Company or such Subsidiary Guarantor with respect to the Notes or a Subsidiary Guarantee, respectively, or if the Company or such Subsidiary Guarantor anticipated becoming insolvent, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

RISK OF ADVERSE ECONOMIC CONDITIONS

     The Company's business may be adversely affected by periods of economic slowdown or recession which may be accompanied by decreased demand for consumer credit and declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made by the Company, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because of the Company's focus on borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than those currently experienced in the conventional mortgage lending industry. Any sustained period of such increased delinquencies, foreclosures or losses could adversely affect the pricing of the Company's loan sales whether through securitizations or whole loan sales.

HIGH-RISK BORROWERS

     Loans made to borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources may entail a higher risk of delinquency and higher losses than loans made to borrowers who utilize conventional mortgage sources. While the Company believes that the underwriting criteria and collection methods it employs enable it to mitigate the higher risks inherent in loans made to these borrowers, no assurance can be given that such criteria or methods will afford adequate protection against such risks. In the event that pools of loans sold and serviced by the Company experience higher delinquencies, foreclosures or losses than anticipated, the Company's results of operations or financial condition could be adversely affected.

LOAN DELINQUENCIES AND DEFAULTS

     The Company is exposed to the risk of loan delinquencies and defaults upon the closing of the loan. After a loan has been originated or purchased by the Company, the loan is held as part of a portfolio of loans subject to sale either through a securitization or on a whole loan basis. During the period a loan is so held, the Company is at risk for loan delinquencies and defaults. Following the sale of the loan through a securitization, the Company's direct risk with respect to loan delinquency or default on such loan is limited to those circumstances in which it is required to repurchase such loan due to a breach of a representation or warranty in connection with the securitization. This risk also exists for loans sold on a whole loan basis. On loans sold through securitizations, the Company is also at risk of loan delinquency or default from a first payment default and thereafter to the extent that losses are paid out of a reserve account, or reduce the over-collateralization to the extent that funds are available, and will result in a reduction in the value of the interest-only and residual certificates and mortgage servicing receivables held by the Company.

RISKS FROM INTEREST RATE FLUCTUATIONS

     Profitability may be directly affected by the level of and fluctuations in interest rates which affect the Company's ability to earn a spread between interest received on its loans and the costs of borrowings. The profitability of the Company is likely to be adversely affected during any period of unexpected or rapid changes in interest rates. A substantial and sustained increase in interest rates could adversely affect the ability of the Company to originate and purchase loans and could reduce the gain on sale recognized by the Company when loans are sold through securitizations. A significant decline in interest rates could decrease the size of the Company's loan servicing portfolio by increasing the level of loan prepayments. Additionally, to the extent servicing spread has been capitalized on the books of the Company or the Company holds interest-only and residual certificates received upon loan sales through securitizations, higher than anticipated rates of loan prepayments or losses would reduce the aggregate amount of payments received by the REMIC trusts pursuant to the Company's securitizations which would require the Company as holder of the residual interests in such securitizations to write down the value of such servicing spread or the fair value of such interest-only and residual certificates, adversely impacting earnings and the value of the Common Stock. Fluctuating interest rates also may affect the net interest income earned by the Company resulting from the difference between the yield to the Company on loans held pending sale and the interest paid by the Company for funds borrowed under the Company's warehouse facility. In addition, inverse or flattened interest yield curves could have an adverse impact on the profitability of the Company because the loans pooled and sold by the Company generally have long-term rates, while the senior interests in the related REMIC trusts are priced on the basis of intermediate rates in the US.

RISKS RELATING TO RECENT EXPANSION AND PRODUCT EXTENSION

     Since January 1, 1994, the Company has originated and purchased a significantly greater number of loans than it had in previous years. In light of this growth, the historical performance of the Company's earnings may be of limited relevance in predicting future performance. Any credit or other problems associated with the larger number of loans originated and purchased in the recent past will not become apparent until sometime in the future.

     The Company's significant growth and expansion have placed substantial new and increased pressures on the Company's personnel and systems. In order to support the growth of its business, the Company has added a significant number of new operating procedures, facilities and personnel. There can be no assurance that the addition of these new operating procedures and personnel will be sufficient to enable the Company to meet its growing operating needs. Failure by the Company to manage its growth effectively, or to sustain its historical levels of performance in credit analysis and transaction structuring with respect to the increased loan origination and purchase volume, could have a material adverse effect on the Company's results of operations and financial condition.

     In addition, the Company has recently expanded its product offerings to include conventional home improvement loans (commencing May 1996), "Sav*-A-Loans(R)" (commencing May 1996), adjustable rate loans (commencing October 1996), loans for occupants of government-owned residential properties in the UK (commencing November 1996), conventional loans (commencing February 1997) and, to a lesser extent, Title I loans (commencing December 1995), with which the Company has relatively little experience. The Sav*-A-Loan(R) product, for example, is offered to homeowners with little or no equity in their property but who possess a favorable credit profile and debt-to-income ratio. The Sav*-A-Loan(R) product has contributed and is expected to continue to contribute an increasing percentage of the Company's US originations. The Company has incurred certain expenses in connection with the development of these new product offerings. No assurance can be given that the Company will be able to develop these new product offerings successfully, or that the Company's extension of its product offerings will not have a material adverse effect on the Company's results of operations and financial condition.

CREDIT RISK ASSOCIATED WITH HIGH LTV LOANS

     Certain of the Company's loan products have high loan-to-value ratios ("LTV") and, although secured by real property, the collateral of such loans often will not be sufficient to cover the principal amount of the loans in the event of default. The principal balance of such a loan, such as the Company's "Sav*-A-Loan(R)" product, inclusive of other loans secured by the same property often exceeds the value of the underlying property by as much as 25%. Consequently, the Company is less likely to use foreclosure as a means to mitigate its losses upon the default of such loans or to recover any meaningful amounts in the event of a foreclosure. With respect to these loans, LTV determinations are based on a value of the underlying property, which is set by a full appraisal, a drive-by appraisal or, if owned less than 12 months, the sale price. Accordingly, there can be no assurance that such values accurately reflect prevailing market prices of such properties, either when made or upon a default on the related loan. For such loans, the Company relies primarily on the creditworthiness of the borrower and, with respect to Title I loans, also relies on FHA co-insurance for repayment. Losses not covered by the underlying properties, if in excess of the Company's allowance for such losses included in the calculation of the gain on sale, could have a material adverse effect on the Company's results of operations and financial condition.

ABILITY OF THE COMPANY TO IMPLEMENT ITS GROWTH STRATEGY

     The Company's growth strategy is dependent upon its ability to increase its loan origination and purchase volume while maintaining its customary origination fees, interest rate spreads and underwriting criteria with respect to such increased loan origination and purchase volume. Implementation of this strategy will depend in large part on the Company's ability to: (i) expand its broker network in markets with a sufficient concentration of borrowers meeting the Company's underwriting criteria; (ii) obtain adequate financing on favorable terms; (iii) securitize loans profitably in the secondary market on a regular basis; (iv) hire, train and retain skilled employees; and (v) continue to expand in the face of increasing competition from other mortgage lenders. The Company's failure with respect to any or all of these factors could impair its ability to successfully implement its growth strategy which could have a material adverse effect on the Company's results of operations and financial condition. The Company will also incur start-up costs in connection with entering new markets including costs associated with establishing new regional infrastructures. Such additional costs could have a material adverse effect on the Company's results of operations and financial condition. In addition, the Company's results of operations will be adversely affected if revenues do not increase sufficiently to compensate for the increase in operating expenses resulting from past, current and future growth and expansion and there can be no assurance that any expansion will be profitable or that it will not adversely affect the Company's results of operations.

RISKS RELATED TO ACQUISITIONS

     In September 1995, the Company acquired the remaining 50% of CSC-UK not then owned by the Company in exchange for 3.6 million shares of Common Stock. In April 1996, CSC-UK acquired all of the outstanding capital stock of J&J Securities Limited ("J&J") in exchange for pound sterling 15.3 million ($23.3 million based on the Noon Buying Rate on the date of such acquisition) and 548,000 shares of Common Stock valued at $9.8 million. J&J's business is substantially similar to that of CSC-UK but with a primary focus of making loans generally secured by second liens. In June 1996, CSC-UK acquired all of the outstanding capital stock of Greyfriars Group Limited (formerly known as Heritable Group Limited and referred to herein as "Greyfriars") in exchange for pound sterling 41.8 million ($64.1 million based on the Noon Buying Rate on the date of such acquisition) and 99,362 shares of Common Stock valued at $2.5 million. Greyfriars' business differs from that of CSC-UK in that its loans are made primarily to borrowers with higher quality credit characteristics, are generally secured by second liens and generally have higher loan-to-value ratios and lower interest rates than those made by CSC-UK.

     An important part of the Company's growth strategy is the acquisition of consumer finance companies that complement or supplement the Company's existing business in the US and in the UK, such as J&J and Greyfriars. Any acquisition involves inherent uncertainties and risks, such as the effect on the acquired business of integration into the Company, the availability of management resources to oversee the operations of the acquired business, the risks of entering markets in which the Company has no or limited direct prior experience, operating in different geographical locations with different competitive conditions, different demographic characteristics and different corporate cultures and the potential loss of key employees of the acquired company. Integrating acquired products and operations requires a significant amount of management's time and skill and may place significant demands on the Company's operations and financial resources. Although an acquired business may have enjoyed profitability and growth prior to the acquisition, there can be no assurance that such profitability or growth would continue thereafter. There can be no assurance that the Company will be able to locate appropriate acquisition candidates, that any identified candidates will be acquired or that acquired operations will be effectively integrated or prove profitable. There can be no assurance that the financing necessary to complete such acquisitions can be obtained by the Company on favorable terms, if at all.

     In addition, in connection with its acquisitions of CSC-UK, J&J and Greyfriars, the Company has recognized $19.7 million, $5.2 million and $25.4 million, respectively, of goodwill and, as a result of a recent acquisition in the UK of a retail mortgage broker, will recognize additional goodwill of approximately $12.0 million. The Company may also recognize significant amounts of goodwill in connection with future acquisitions. The Company is amortizing goodwill recognized in its recent acquisitions over ten years, and the relatively large amortization charge recognized in each such year may significantly reduce earnings recorded in such period. In addition, in the event that the Company determines that the carrying value of goodwill is impaired, it would write down such carrying value which would result in a charge to earnings in the period such determination is made. Any such charge could have a material adverse effect on the Company's financial results. In connection with its acquisitions, the Company accounted for as a cost of acquisition restructuring charges in the aggregate amount of $5.0 million for items including charges for terminated leases and severance payments, and may have to make similar provisions with respect to future acquisitions. In the event that the actual charges exceed the provisions made by the Company, such charge will have an adverse effect on the Company's results of operations.

     Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses of additional goodwill and other intangible assets, which could materially affect the Company's results of operations or financial condition.

RISKS RELATED TO OPERATIONS IN THE UK

  General

     Since the Company commenced operations in the UK in May 1995, the Company's UK operations have become an increasingly important contributor to the Company's overall operating results. For the three months ended March 31, 1997, 20.4% of the Company's total loan origination and purchase volume (as compared to 14.0% for the prior year's period) and 50.4% of the Company's total revenues (as compared to 46.3% for the prior year's period) were attributable to the Company's UK operations.

     The Company's operations in the UK market are subject to most of the same risks faced by the Company's US operations as well as the additional risks customarily associated with US corporations conducting foreign activities, including fluctuations in foreign currency exchange rates. To the extent that unfavorable fluctuations in foreign currency exchange rates occur, the Company's results of operations will be adversely affected. Although the Company is exploring possible programs for hedging this risk, the Company is not aware of any such program currently available that is suited to the Company's risk. There can be no assurance that the Company will adopt a program to hedge this risk. Additional risks in the UK include fluctuations in foreign currency controls, expropriation, nationalization and other economic, tax and regulatory policies of the UK government as well as the laws and policies of the US affecting foreign trade and investment. A general election was held in the UK on May 1, 1997 in which the Labour Party was elected and it is anticipated that some shift in fiscal and social policy will result. The Company's UK operations may be adversely affected by any such changes.

  Business Prospects Risks

     The Company believes that the market in the UK for borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources at competitive rates, if at all, is underserved as a result of regulatory policies imposed on banks and building societies ("Conventional UK Lenders") in the late 1980s. Currently many of such borrowers obtain mortgage financing through independent mortgage brokers predominantly funded by private investors. Since commencing operations in the UK, the Company has derived its UK loan originations primarily from mortgage brokers (with the exception of the loan portfolios purchased as a result of the acquisitions of J&J and Greyfriars) and, to a lesser extent, recently through direct marketing to occupants of government-owned residential properties in the UK. Approximately 60.5% and 30.7% of the Company's UK loans were originated through three mortgage brokers in 1995 and 1996, respectively. Although the Company believes that its products and services will attract a consistent flow of loan origination volume from independent mortgage brokers, there can be no assurance the Company will be able to obtain similar levels of loan origination volume from brokers in the future. Further, there can be no assurance that the Company, due to competition or other factors, will be able to obtain similar terms and pricing for such loan originations. In particular, the Company has agreed to pay increased commissions to brokers on loans originated in connection with right of first refusal agreements.

  Legal and Regulatory Risks

     The Company's mortgage lending business in the UK is subject to regulations promulgated under the United Kingdom Consumer Credit Act 1974 (the "CCA") applicable to loans made to individuals or partnerships with principal balances of pound sterling 15,000 or less. Loans with principal balances in excess of pound sterling 15,000 are not currently regulated within the UK, except in limited circumstances. The government has announced its intention to bring before Parliament regulations that would increase this amount. The CCA and regulations promulgated thereunder, among other things, impose licensing obligations on CSC-UK and its subsidiaries, define certain requirements relating to the form, content, legibility, execution and delivery to the borrower of loan documents, restrict communication with the borrower prior to completion of a transaction, require information and notice of enforcement to be given to the borrower, generally limit a lender to a one-month deferment with any calculations of prepayment interest under the "Rule of 78s" method, require rebates to the borrower on early settlement and create a cause of action for an "extortionate credit bargain." A license is required to service loans in the UK irrespective of the size of the loan. Failure to comply with the requirements of these rules and regulations can result in the revocation or suspension of the license to do business and/or render the mortgage unenforceable in the absence of a court order.

     Although the Company believes that CSC-UK has systems and procedures to facilitate compliance with the requirements under the CCA and is in compliance in all material respects with applicable laws and regulations, there can be no assurance that more restrictive laws and regulations will not be adopted in the future that could make compliance more difficult or expensive (see discussion regarding the Office of Fair Trading (the "OFT") initiative below). Approximately 35.8% (as a percentage of aggregate principal balances) of the Company's UK loans were subject to the CCA and the regulations promulgated thereunder at March 31, 1997. Of this 35.8%, 3.1% were loans originated by CSC-UK, 29.0% by J&J and 67.9% by Greyfriars. By way of example, if regulations were enacted to increase the regulated amount to pound sterling 25,000, an additional 28.3% of the Company's UK loans at March 31, 1997 would have been regulated. The Company cannot predict the likelihood of the enactment of these regulations or the extent of such increase or any other change to the CCA or any other legislation. The announced OFT regulatory initiative or other future regulation, if enacted, could limit the Company's ability to impose fees and charges and could have a material adverse effect on the Company's results of operations and financial condition.

     With regard to prepayment terms, if a UK borrower redeems his loan in full prior to the maturity date (whether voluntarily or through a default), the equivalent of an early payment fee is incurred as result of the borrower's contractual obligation to pay a stated amount of interest for the credit extended. The Company's UK loans provide for prepayment fees to be determined in one of two ways. For some of the Company's UK loans, the prepayment fee is based on an amount equal to a certain number of months' interest; however, for the majority of the Company's UK loans, the total principal and interest due over the full term of the loan is calculated and then the borrower is provided a rebate for the unexpired portion of the loan term, resulting in the equivalent of an early payment fee. The amount due on a majority of the Company's UK loans in the case of prepayment is based on the amount of interest, at the Standard Rate (as defined herein) or the Concessionary Rate (as defined herein) (whichever is in effect on the date of prepayment), that has been "earned" and calculated in accordance with the Rule of 78s method. Using this method, the prepayment of a loan will often result in the Company receiving substantially more than such loan's original principal balance.

     There can be no assurance that regulatory developments in the UK, including those that might be brought about by a change in the political party whose members constitute a majority of Parliament as a result of the May 1, 1997 elections, will not result in significant changes relating to certain provisions of many CSC-UK loans, most notably the calculation of prepayments using the Rule of 78s and the use of the standard/concessionary rate structure. The Company believes that these provisions are enforceable under English law and do not violate common law prohibitions on penalty interest. The enforceability of these provisions, however, has not been tested in English courts. In the event an appropriate English court were to address these issues, no assurance can be given that such a court will not reach a holding that negatively affects the terms of such loans, which holding could have a material adverse effect on the Company's results of operations and financial condition.

     In addition, CSC-UK received a letter in March 1997 from the OFT, the Director General of which has responsibility, under the CCA, for the granting of consumer credit licenses to mortgage lenders and for the subsequent monitoring of their activities to ensure continued fitness to hold such licenses. The Company believes the letter was also sent to other lenders, as well as intermediaries and other entities involved directly or indirectly in the non-status lending market. The letter states that, when determining the fitness of licensees, the OFT will consider whether the licensee or its associates have engaged in business practices which appear to be inappropriate, regardless of their legality. The letter specifically sets forth certain practices deemed by the OFT to fall within such categories.

     The majority of the stated business practices are either (i) not applicable to CSC-UK's operations or (ii) practices in which CSC-UK engages and believes itself to be in compliance or easily able to modify its operations in order to comply with the OFT letter. The OFT letter, however, questions the appropriateness of standard/concessionary rate structures, as well as the calculation of prepayments using the Rule of 78s method. The Company is reviewing and evaluating its practices with respect to each issue raised in the letter and is in discussion with the OFT regarding its concerns raised in the letter. The Company does not believe regulatory initiatives set forth in the letter will have a material adverse effect on any of its existing mortgage loans or to the continuance of its licenses, although no assurances to that effect can be given at this time. In partial response to the OFT letter and after preliminary discussions with OFT, the Company volunteered to discontinue originating unregulated loans that utilize the Rule of 78s method commencing in the early part of the second half of 1997.

     The Company commenced broadening its UK product offerings with products that calculate payments without using the Rule of 78s in anticipation of potential regulatory initiatives like those set forth in the OFT letter. The elimination of the Rule of 78s loan products could have a material adverse effect in future periods on the Company's results of operations and financial condition, especially if the Company is unsuccessful in its product broadening efforts. In future periods, the OFT's regulatory initiatives could also result in the Company's elimination or modification of regulated loan products utilizing the Rule of 78s. Such elimination or modification could also have a material adverse effect in future periods on the Company's results of operations and financial condition, especially if the Company is unsuccessful in its product broadening efforts. In addition, the Company believes that it may be required to modify aspects of its standard/concessionary rate structure in response to the regulatory initiatives set forth in the OFT letter. No assurance can be given as to the effect of such modifications or that the OFT will not require the elimination of its standard/concessionary rate structure, either of which could have a material adverse effect in future periods on the Company's results of operations and financial condition.

  Dependence on Secondary Market

     Since March 1996, CSC-UK has pooled and sold through securitizations an increasing percentage of the loans which it originates. Although the Company believes that a UK secondary market exists for the type of mortgage loans it originates in the UK, the UK secondary market for such loans is less developed than the US secondary market for such loans. The Company believes that its March 1996 sale was the first publicly offered, London Stock Exchange listed securitization of loans of the type originated by the Company sold in the UK secondary market in several years. No assurances can be given that CSC-UK will be successful in structuring, marketing and completing loan securitizations in the UK in the future or that a viable and liquid market for whole loan sales will develop similar to that in the US. Failure to securitize or sell mortgage loans in the UK would have a material adverse effect on CSC-UK's, and therefore the Company's, results of operations and financial condition.

  Unseasoned Loan Portfolio

     The Company has been servicing loans in the UK only since May 1995 and, accordingly, the UK loan serviced portfolio is unseasoned. The Company has experienced an increase in delinquency rates in connection with its UK serviced portfolio. Further, J&J's historical delinquency experience has been higher than that of CSC-UK, totaling 43.5% at March 31, 1997.

 Potential Change in Valuation of Mortgage Servicing Receivables

     Due to the relatively brief period the Company has operated in the UK and because the UK market for the types of loans sold by the Company has been very fragmented and underserved, the Company has limited data on which to base certain of the assumptions, including prepayment assumptions, necessary to determine the gain on sale recognized when the Company sells UK loans through securitizations. A component of such gain on sale, which is capitalized on the Company's balance sheet as mortgage servicing receivables, results from two attributes of the Company's UK loans that are not shared by the Company's US loans. Unlike the Company's US loans, certain UK loans have significant prepayment fees and/or provide the borrower with an opportunity to pay a reduced interest rate (the "Concessionary Rate") to the extent the borrower pays the loan when due (as opposed to the standard interest rate (the "Standard Rate") that would apply at any time during which any payment arrears exist). In its UK securitizations, the Company acquires an uncertificated residual interest, carried on the Company's balance sheet as mortgage servicing receivables, in the excess cash flows generated by such securitizations. Following the sale of UK loans into securitizations, the Company retains no control over the loans sold and has no control over the borrowers' performance under such loans and no control over the ability to realize prepayments calculated using the Rule of 78s or interest rates in excess of the Concessionary Rate. Accordingly, even though under the terms of the Company's UK securitizations, the Company is entitled to such prepayments and interest in excess of the Concessionary Rate, there can be no assurance that such prepayments or excess interest can be achieved. In addition, in the event of a forced sale, any proceeds would be distributed first to pay related enforcement expenses, then to pay any aggregate outstanding concessionary interest and then to pay the holders of the senior interests, before any proceeds were available to pay the holder of the residual interest. To the extent that actual prepayments occur at a slower rate than assumed on UK loans, the Company may realize lower prepayment calculations, or realize the prepayments at a later time, than assumed at the time the gain on sale was originally determined resulting in impairment to mortgage servicing receivables. If more borrowers than were initially assumed earned the opportunity to pay the Concessionary Rate, the Company will realize a lower than expected yield on such borrowers' loans also resulting in impairment to mortgage servicing receivables. Although the Company believes that its assumptions with respect to UK prepayments and borrowers who will be eligible to pay the Concessionary Rate are reasonable, no assurance can be given that actual results will not differ substantially. In addition, no assurance can be given that the regulatory environment will not adversely change or competitors entering the UK market will not offer to borrowers better prepayment and interest terms than those currently offered by the Company. Either of such developments could impair the Company's mortgage servicing receivables and would have a negative impact on the Company's financial condition and results of operations.

     Mortgage servicing receivables may also be impaired as a result of certain adjustments in interest rates affecting UK loans. The interest rates on the majority of the Company's UK loans may be adjusted upward by the Company based upon a UK base borrowing rate. The Company's UK loans have generally been less sensitive to fluctuations in interest rates than is typically the case for US adjustable rate loans. The Company's UK securitizations and loan sales into the UK Greenwich Facility have variable pass-through rates based on LIBOR, requiring an increase in the rate upon a specified increase in LIBOR. To the extent that the Company's UK loan interest rates are not adjusted upward in a timely manner in response to increases in the variable pass-through rate relating to the securitization, mortgage servicing receivables will be impaired. In addition, if such interest rates are adjusted upward and borrowers are unable to make the resulting higher payments, the Company's UK loans may experience greater delinquencies and losses which could cause the mortgage servicing receivables to be impaired.

CONTINGENT RISKS

     Although the Company sells substantially all loans which it originates and purchases on a nonrecourse basis, the Company retains some degree of credit risk on substantially all loans sold. During the period of time that loans are held pending sale, the Company is subject to the various business risks associated with the lending business including the risk of borrower default, the risk of foreclosure and the risk that a rapid increase in interest rates would result in a decline in the value of loans to potential purchasers. In addition, documents governing the UK Greenwich Facility and the Company's securitizations require the Company to commit to repurchase or replace loans which do not conform to the representations and warranties made by the Company at the time of sale. When borrowers are delinquent in making monthly payments on loans included in a REMIC trust, the Company is required to advance interest payments with respect to such delinquent loans to the extent that the Company deems such advances ultimately recoverable. These advances require funding from the Company's capital resources but have priority of repayment from the succeeding month's collections.

     In the ordinary course of its business, the Company is subject to claims made against it by borrowers and private investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Company (including its appraisers), incomplete documentation and failures by the Company to comply with various laws and regulations applicable to its business. The Company believes that liability with respect to any currently asserted claims or legal actions is not likely to be material to the Company's consolidated results of operations or financial condition; however, any claims asserted in the future may result in legal expenses or liabilities which could have a material adverse effect on the Company's results of operations and financial condition.

GEOGRAPHIC CONCENTRATION OF US OPERATIONS

     Approximately 18.0% of the Company's US loan origination and purchase volume for 1996 and for the three months ended March 31, 1997 was derived from the state of New York. Although the Company is licensed or registered in 44 states and the District of Columbia and intends to continue to expand into other markets, it is expected that the state of New York will continue to provide a substantial portion of its loan origination and purchase activity. Consequently, the Company's results of operations and financial condition are affected by general trends in the New York economy and the residential real estate market. Should a downturn occur in the New York economy or its residential real estate market, the Company's equity position or portfolio performance relating to existing New York loans would be adversely affected. In particular, the economy and the residential real estate market in and around New York City, where a significant portion of the Company's New York loans have been originated, has historically been affected by fluctuations in the financial markets.

COMPETITION

     As a consumer finance company specializing in mortgage loans, the Company faces intense competition, primarily from mortgage banking companies, commercial banks, credit unions, thrift institutions, credit card issuers, finance companies and, additionally in the UK, building societies and new market entrants who are affiliated with some of the Company's US competitors. Many of these competitors in the financial services business are substantially larger and have more capital and other resources than the Company. Furthermore, certain large national finance companies and conforming mortgage originators in the US have announced their intention to adapt their conforming origination programs and allocate resources to the origination of non-conforming loans. In addition, certain of these larger mortgage companies and commercial banks have begun to offer products similar to those offered by the Company, targeting customers similar to those of the Company. The entrance of these competitors into the Company's market could have a material adverse effect on the Company's financial condition and results of operations.

     The UK market for the type of loans the Company originates is highly fragmented and, for a variety of reasons, underserved by conventional lenders as compared to the US market. The Company anticipates that it will face additional competition in the UK in the future which will likely have a negative impact on the average gain on sale realized upon the sale of UK loans and could have a material adverse effect on the Company's results of operations and financial condition.

     Competition can take many forms, including convenience in obtaining a loan, customer service, marketing and distribution channels and interest rates. Competition may be affected by fluctuations in interest rates and general economic conditions. During periods of rising rates, competitors that have "locked in" low borrowing costs may have a competitive advantage. During periods of declining rates, competitors may solicit the Company's customers to refinance their loans. During economic slowdowns or recessions, the Company's borrowers may have new financial difficulties and may be receptive to offers by the Company's competitors. The current level of gains realized by the Company and its competitors on the sale of the type of loans they originate and purchase is attracting additional competitors into this market with the possible effect of lowering gains that may be realized on the Company's future loan sales. During 1996, the Company experienced an increase in the weighted average loan-to-value ratio on its Core Products and in the premiums it paid under its Wholesale Loan Acquisition Program to its correspondents, and experienced a slower rate of growth in originations from its independent mortgage brokers. The Company is unable at this time to determine whether such increases and slowing will continue in 1997. Furthermore, as the Company expands into the market of borrowers with higher quality credit and loan products that require more significant capital, the Company will face additional competition with the possible effect of lowering gains realized by the Company.

     The Company depends largely on independent mortgage brokers and financial institutions and other mortgage bankers for its originations and purchases of new loans. The Company's competitors also seek to establish relationships with the Company's independent mortgage brokers and financial institutions and other mortgage bankers. In addition, the Company expects the volume of wholesale loans purchased by the Company to increase and the relative proportion of wholesale loans to total loans originated and purchased by the Company to expand. The Company's future results may become more exposed to fluctuations in the volume and cost of its wholesale loans resulting from competition from other purchasers of such loans, market conditions and other factors.

US LEGISLATIVE AND REGULATORY RISKS

     Members of Congress and government officials have from time to time suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of the Company's loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by such government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for loans of the kind offered by the Company.

     The Company's US business is subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. The Company's consumer lending activities are subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), the Federal Equal Credit Opportunity Act and Regulation B, as amended ("ECOA"), the Fair Credit Reporting Act of 1970, as amended, the Federal Real Estate Settlement Procedures Act ("RESPA") and Regulation X, the Home Mortgage Disclosure Act, the Federal Debt Collection Practices Act and the National Housing Act of 1934, as well as other federal and state statutes and regulations affecting the Company's activities. The Company is also subject to the rules and regulations of, and examinations by, the Department of Housing and Urban Development ("HUD") and state regulatory authorities with respect to originating, processing, underwriting, selling, securitizing and servicing loans. These rules and regulations, among other things, impose licensing obligations on the Company, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspections and appraisals of properties, require credit reports on loan applicants, regulate assessment, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, termination or suspension of servicing contracts without compensation to the servicer, demands for indemnifications or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

     Although the Company believes that it has systems and procedures to facilitate compliance with these requirements and believes that it is in compliance in all material respects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, rules and regulations will not be adopted in the future that could make compliance more difficult or expensive.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     On January 1, 1997, the Company adopted the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 addresses the accounting for all types of securitization transactions, securities lending and repurchase agreements, collateralized borrowing arrangements and other transactions involving the transfer of financial assets. SFAS No. 125 distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 125 is generally effective for transactions that occur after December 31, 1996, and it is to be applied prospectively. SFAS No. 125 requires the Company to allocate the total cost of mortgage loans sold to the mortgage loans sold (servicing released), retained certificates and servicing rights based on their relative values. The pronouncement also requires the Company to provide additional disclosure about the retained certificates in its securitizations and to account for these assets at fair value in accordance with SFAS No. 115. The Company does not believe that

SFAS No. 125 will have a material effect on the Company's securitizations as currently structured; however, there can be no assurance that SFAS No. 125 will not have a material adverse effect on future securitization structures the Company may employ, reduce the Company's gain on sale of loans in the future or otherwise adversely affect the Company's results of operations or financial condition.

POSSIBLE ENVIRONMENTAL LIABILITIES

  US

     In the course of its business, the Company has acquired, and may acquire in the future, properties securing loans which are in default. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or chemical releases at such property, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and cleanup costs incurred by such parties in connection with the contamination. Such laws typically impose cleanup responsibility and liability which, under such laws, has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not the facility is owned or operated by such person. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

  UK

     "Owners" or "occupiers" of contaminated land in the UK are potentially liable under UK environmental laws. Such persons can be required to clean up affected land, cease polluting activities, obtain licenses in connection with disposal of waste, reimburse relevant enforcement authorities for clean-up costs related to land and controlled waters and pay fines for non-compliance with relevant laws and regulations. The potential liability of such persons may be substantial and the presence of any polluting substances or the failure to properly remediate such land may adversely affect the owner's or occupier's ability to sell or rent the property on such land or to borrow using such property as security. In addition to liability under statute, such persons may be liable to third parties at common law for property damage, economic loss and personal injury.

     A lender may be deemed to be an "owner" upon enforcement of its interest in a mortgaged property following default by a borrower depending on the method of enforcement employed. A lender may also, depending on the degree of control it has, be liable as a person who has caused or knowingly permitted pollution to occur. A new statutory framework providing for the identification and allocation of responsibility for costs associated with the investigation and clean-up of contaminated land is set out in the Environmental Protection Act 1990, as amended, and is expected to be implemented during 1997. Under this framework, local authorities will have a duty to inspect land within their jurisdiction for the purpose of identifying contamination.

     No assurance can be given in either the US or the UK that any prior owner or tenant of a property did not create any material environmental condition not known to the Company, that future laws, ordinances or regulations will not impose any material environmental liability, or that a material environmental condition does not otherwise exist as to any one or more of the properties now owned or acquired in the future by the Company, any of which could result in a material adverse effect on the Company's results of operations and financial condition.

DEPENDENCE ON KEY PERSONNEL

     The Company's growth and development to date have been largely dependent upon the services of Robert Grosser, Chairman of the Board, Chief Executive Officer and President of the Company, and Robert C.

Patent, Vice Chairman of the Board and Executive Vice President of the Company. Although the Company has been able to hire and retain other qualified and experienced management personnel, the loss of Mr. Grosser's or Mr. Patent's services for any reason could have a material adverse effect on the Company. The Company has entered into employment agreements with Messrs. Grosser and Patent and maintains key man life insurance in the amount of $2.0 million on Mr. Grosser.

     In the UK, David A. Steene, the Managing Director of CSC-UK, has played an important role in the development of CSC-UK and the loss of his services could have a material adverse effect on CSC-UK and therefore on the Company. CSC-UK has entered into an employment agreement with Mr. Steene.

CONTROL BY CERTAIN STOCKHOLDERS

     As of June 2, 1997, certain members of the Company's senior management and Board of Directors beneficially owned an aggregate of 56.5% of the outstanding shares of Common Stock. Such persons, if they were to act in concert, have majority control of the Company, with the ability to approve certain fundamental corporate transactions (including mergers, consolidations and sales of assets) and to elect all members of the Board of Directors without further vote of the minority stockholders.

LACK OF PUBLIC MARKET

     The New Notes are new securities for which there currently is no market. Although CIBC Wood Gundy Securities Corp., Bear, Stearns & Co. Inc. and Oppenheimer & Co., Inc. (collectively the "Initial Purchasers") have been making a market in the Old Notes and have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Old Notes are currently eligible for trading by qualified buyers in the PORTAL market. The New Notes will not be eligible for PORTAL trading. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through The Nasdaq National Market ("Nasdaq").

     The liquidity of, and trading market for, the New Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     General. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on                , 1997; provided, however, that if the
Company has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $300.0 million aggregate principal amount of the Old Notes was outstanding. This Prospectus, together with the
Letter of Transmittal, is first being sent on or about                , 1997, to
all holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     Extension; Return of Old Notes not Accepted for Exchange. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving notice of such extension to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Amendment; Termination. The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofor accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer."

     Notice. The Company will give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     No Appraisal or Dissenters' Rights. Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to The Chase Manhattan Bank (the "Exchange Agent") at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOM-

MENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. THE COMPANY IS NOT ASKING NOTEHOLDERS FOR A PROXY AND NOTEHOLDERS ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each broker-dealer will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA"). In any such event, the Company is required to use its reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

               BY HAND/OVERNIGHT EXPRESS/MAIL/OVERNIGHT DELIVERY:
                      (insured if registered recommended)

                            The Chase Manhattan Bank
                        450 West 33rd Street, 15th Floor
                         New York, New York 10001-2697
                          Attn: Global Trust Services

                                 VIA FACSIMILE:
                                 (212) 946-8177

                             FOR INFORMATION CALL:
                                Douglas Lavelle
                                 (212) 946-3009

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers, employees and representatives of the Company.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be
approximately $          , which includes fees and expenses of the Trustee,
accounting, legal, printing and related fees and expenses.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities law. Old Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 12 3/4% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. However, (i) if any Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradable New Notes in exchange for Old Notes, the Company is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The Company has not sought, and does not intend to seek, its own interpretive letter from the Commission with respect to the resale of the New Notes. There can be no assurance that the Commission would make similar interpretations with respect to the Exchange Offer. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer who receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." While the Company has an obligation under the Registration Rights Agreement to update this Prospectus by amendment or supplement for a period of 180 days following consummation of the Exchange Offer, the Company has no obligation thereafter to update the Prospectus and, therefore, holders required to deliver a prospectus may not thereafter be able to resell because they may be unable to comply with the prospectus delivery requirements described above.

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at March 31, 1997 and pro forma as adjusted to give effect to the offering of the Old Notes and the application of the net proceeds therefrom and to give pro forma effect to the issuance of the Series A Preferred Stock and the induced conversion of $14.0 million of Convertible Debentures. See
"Summary -- Recent Developments." The Exchange Offer will not affect the capitalization of the Company. This table should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto incorporated herein by reference.

                                                                                 AT
                                                                           MARCH 31, 1997
                                                                       ----------------------
                                                                                   PRO FORMA
                                                                        ACTUAL    AS ADJUSTED
                                                                       --------   -----------
                                                                       (DOLLARS IN THOUSANDS)
Short-term debt:
  Warehouse financing facilities.....................................  $ 98,981    $  82,491(1)
  Other short-term debt..............................................    30,103           --(2)
                                                                       --------     --------
          Total short-term debt......................................  $129,084    $  82,491
                                                                       ========     ========
Long-term debt:
  Standby financing facility.........................................  $  7,966    $      --
  Notes and loans payable............................................   150,000           --
  12 3/4% Senior Notes due 2004......................................        --      300,000
  Convertible Debentures.............................................   143,620      129,620
  Other long-term debt...............................................     4,560        4,560
                                                                       --------     --------
          Total long-term debt.......................................   306,146      434,180
                                                                       --------     --------
Stockholders' equity:
  Preferred Stock, $.01 par value; 5,000,000 shares authorized; no shares outstanding actual; 5,000 shares issued and outstanding
     pro forma as adjusted...........................................        --           --
  Common Stock, $.01 par value; 50,000,000 shares authorized;
     29,744,322 shares issued and outstanding, actual; 30,620,362
     shares issued and outstanding, pro forma as adjusted............       297          306
  Additional paid-in capital.........................................    58,201      125,769(3)
  Foreign currency translation adjustment, net of taxes..............     4,576        4,576
  Unrealized gain on available-for-sale securities, net of taxes.....     7,282        7,282
  Retained earnings..................................................    79,454       72,612(4)
                                                                       --------     --------
          Total stockholders' equity.................................   149,810      210,545
                                                                       --------     --------
          Total capitalization.......................................  $455,956    $ 644,725
                                                                       ========     ========

---------------
(1) Reflects the repayment of $16.5 million of amounts outstanding as of March 31, 1997 under the working capital portion of the UK Greenwich Facility.

(2) Reflects the repayment of amounts outstanding as of March 31, 1997 of $25.0 million under a note to Greenwich, $5.0 million under a facility with The First National Bank of Boston and $103,000 under the US Greenwich Facility.

(3) Reflects $49.3 million of net proceeds received from the issuance of the Series A Preferred Stock and the $18.4 million recorded in connection with the induced conversion of $14.0 million of Convertible Debentures.

(4) Reflects the write-off of deferred issuance costs and prepayment fees, net of taxes, associated with the Senior Secured Facility and the $4.8 million charge resulting from the induced conversion of $14.0 million of Convertible Debentures.

                       RATIO OF EARNINGS TO FIXED CHARGES

 The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                              CSC(1)                         COMPANY
                                          ---------------   ------------------------------------------
                                                                                        THREE MONTHS
                                            YEAR ENDED             YEAR ENDED               ENDED
                                           DECEMBER 31,           DECEMBER 31,            MARCH 31,
                                          ---------------   ------------------------   ---------------
                                           1992     1993     1994     1995     1996     1996     1997
                                          ------   ------   ------   ------   ------   ------   ------
Ratio of earnings to fixed charges(2)....  1.15x    1.45x    2.15x    5.72x    5.09x    9.82x    2.68x

---------------
(1) The historical financial data presented have been derived exclusively from the financial statements of CSC, which was acquired by the Company on April 27, 1994.

(2) Represents the ratio of (i) the sum of earnings before income taxes plus interest expense less minority interest to (ii) interest expense.

                            DESCRIPTION OF THE NOTES

GENERAL

     The New Notes are to be issued under an Indenture, dated as of May 14, 1997 (the "Indenture"), among the Company, CSC and The Chase Manhattan Bank, as Trustee (the "Trustee").

     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 450 West 33rd Street, 15th Floor, New York, New York 10001), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note register.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The Notes will be general senior unsecured obligations of the Company, limited to $300,000,000 aggregate principal amount, and will mature on June 1, 2004. The Notes will bear interest at a rate of 12 3/4% per annum from May 14, 1997 or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 1997. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     Except as described in the following sentence, the Notes will not be redeemable prior to maturity. At any time and from time to time prior to June 1, 2000, the Company may redeem in the aggregate up to 33 1/3% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 112.75% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $200.0 million aggregate principal amount of the Notes must remain outstanding after each such redemption.

     In the case of any such redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING; HOLDING COMPANY STRUCTURE

     The indebtedness evidenced by the Notes will be senior obligations of the Company, will rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. As of March 31, 1997, after giving effect to the issuance of the Old Notes and the application of the proceeds therefrom, the Company and its Subsidiaries would have had $387.1 million of unsubordinated Indebtedness of which $87.1 million is secured Indebtedness (of which $82.5 million is Warehouse Indebtedness).

     Substantially all the operations of the Company are conducted through its Subsidiaries. Claims of creditors of the Company's Subsidiaries that are not Subsidiary Guarantors, the counterparties under such Subsidiaries' purchase and sale facilities, the purchasers of such Subsidiaries' receivables, trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such Subsidiaries, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including Holders. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Subsidiary Guarantors. Although the Subsidiary Guarantee of CSC is secured by the pledge of the Intercompany Note, the Intercompany Note is an unsecured general obligation of CSC-UK and secured creditors of CSC-UK will generally have priority with respect to the assets and earnings of CSC-UK over the claims of holders of the Notes making a claim with respect to the Intercompany Note. As of March 31, 1997, the Company had $97.7 million of encumbered Retained Interest Receivables. The Company had no encumbered Retained Interest Receivables as of the issue date of the Old Notes or as of the date hereof. As of March 31, 1997, the total consolidated Indebtedness of (i) the Company and (ii) CSC and its Subsidiaries was approximately $530.8 million and $87.1 million, respectively, including in each case $82.5 million of Warehouse Indebtedness. Although the Indenture limits the incurrence of Indebtedness of the Company and certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence of liabilities that are not considered Indebtedness under the Indenture. See " -- Certain Covenants -- Limitation on Indebtedness."

SECURITY

     Prior to the receipt of an Investment Grade Rating, the Subsidiary Guarantee of CSC is secured by a pledge by CSC to the Trustee (for the benefit of the Holders) of the Intercompany Note. The Trustee in its capacity as the holder of the Intercompany Note Collateral is herein referred to as the "Collateral Agent."

     On the Issue Date, the Intercompany Note, which constitutes Senior Indebtedness of CSC-UK, had a principal amount equal to $115.0 million, denominated in US dollars. The Intercompany Note matures on June 1, 2004 and bears interest not less than the rate borne by the Notes. The Indenture provides that, so long as any Notes remain outstanding, during such time as the Intercompany Note Collateral is pledged to the Collateral Agent, the Company shall cause the outstanding aggregate principal amount of the Intercompany Note to increase or decrease on a pro rata basis with other notes provided by CSC-UK and pledged to third party lenders to reflect advances made by or repaid to CSC; provided that the Company shall cause the outstanding aggregate principal amount of the Intercompany Note to be no less than $115.0 million following the Issue Date; provided, further, that CSC-UK may (i) redeem or repurchase the Intercompany Note in connection with any optional redemption or offer to purchase Notes on a pro rata basis in proportion to the principal amount of Notes so redeemed or purchased and (ii) prepay the Intercompany Note in connection with a sale of substantially all of the Capital Stock or assets of CSC-UK pursuant to a transaction in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets." The Notes will also be secured by all interest and principal payments made upon or with respect to the Intercompany Note Collateral; provided, however, that so long as no Event of Default shall have occurred and be continuing, all interest and principal payments made upon or with respect to the Intercompany Note Collateral shall not constitute Intercompany Note Collateral and may be used by CSC subject to the other terms and conditions of the Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of CSC to receive all such interest and principal payments shall cease, and such interest and principal payments shall constitute Intercompany Note Collateral and shall be paid or otherwise delivered to the Collateral Agent. The security interest in the Intercompany Note Collateral will be a first priority security interest subject only to certain permitted Liens; provided, however, that the Subsidiary Guarantee of CSC will cease to be secured by the security interest in the Intercompany Note Collateral in the event that CSC-UK (i) becomes a direct Subsidiary of the Company and the Company becomes the holder of the Intercompany Note or (ii) the Intercompany Note is prepaid in connection with the sale of substantially all of the Capital

Stock or assets of CSC-UK pursuant to a transaction in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets."

     Upon the acceleration of the maturity of the Notes or the failure to pay the principal at maturity (any such event a "Note Payment Event"), the principal of the Intercompany Note will become immediately due and payable. Upon the occurrence of any Note Payment Event, the Pledge Agreement provides for the foreclosure upon the Intercompany Note Collateral by the Collateral Agent at the direction of the Trustee. With respect to action to be taken by the Trustee in respect of the Intercompany Note Collateral, the Trustee will act in accordance with instructions from Holders of a majority in principal amount of the Notes or, in the absence of such instructions, in such manner as the Trustee deems appropriate, as provided in the Indenture. The proceeds received from the sale of any Intercompany Note Collateral that is the subject of a foreclosure shall be applied first to pay the expenses of such foreclosure (including those of the Collateral Agent), second to pay amounts then payable to the Trustee and thereafter to pay the principal of and interest on the Notes.

     There can be no assurance that the proceeds of any sale of the Intercompany Note Collateral pursuant to the Pledge Agreement would be sufficient to satisfy payments due on the Notes. In addition, the ability of the Holders to realize upon the Intercompany Note Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. In a bankruptcy proceeding, the Intercompany Note may be subject to recharacterization as equity or subordinated to other indebtedness of the creditor if a court determined that an unaffiliated lender would not have made a loan on similar terms under the then existing circumstances. Under applicable federal bankruptcy laws, secured creditors are prohibited from exercising their remedies in respect of their security from a debtor in a bankruptcy case, or from disposing of such security, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use collateral (such as payments on the Intercompany Note) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict if payments under the Notes would be made following commencement of and during a bankruptcy case, whether or when the Collateral Agent could foreclose upon or sell the Intercompany Note Collateral or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Intercompany Note Collateral through the requirement of "adequate protection."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     A "Change of Control" shall be deemed to have occurred (i) upon any merger or consolidation of the Company with or into any other Person or any sale, transfer or other conveyance, whether direct or indirect, to any other Person of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee or surviving entity, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, or (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iv) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The phrase "all or substantially all" of the assets of the Company is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.

     Except as described with respect to a Change of Control, the Indenture does not contain any covenants or provisions that permit Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a highly leveraged transaction, reorganization or restructuring.

     Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

     Set forth below are descriptions of certain covenants set forth in the Indenture.

     Limitation on Indebtedness. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.00 to 1.00.

     (ii) Notwithstanding the foregoing paragraph (i), the Company and any Restricted Subsidiary may Incur any or all of the following Indebtedness:

          (a) (1) Permitted Warehouse Indebtedness and Guarantees thereof by the Company or any Restricted Subsidiary; provided, however, that to the extent any such Indebtedness of the Company or a

     Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness; and (2) additional Indebtedness to finance the general corporate needs of the Company and its Subsidiaries in an amount not to exceed $25.0 million at any one time outstanding;

          (b) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any designation of such Restricted Subsidiary as an Unrestricted Subsidiary, any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (c) the Notes and the Subsidiary Guarantees;

          (d) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (a), (b) or (c) of this covenant);

          (e) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (i) or pursuant to clause (c) or (d) or this clause
     (e);

          (f) Hedging Obligations directly related to: (1) Indebtedness permitted to be Incurred by the Company or the Restricted Subsidiaries pursuant to the Indenture; (2) Receivables held by the Company or its Restricted Subsidiaries pending sale or securitization or that have been sold pursuant to a Warehouse Facility; (3) Receivables with respect to which the Company or any Restricted Subsidiary reasonably expects to purchase or finance or acquire a security interest in or accept as collateral; or (4) Retained Interest Receivables and other assets owned or financed by the Company or any Restricted Subsidiary;

          (g) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property which Indebtedness does not in the aggregate exceed $15.0 million in aggregate principal amount at any one time outstanding;

          (h) Non-Recourse Indebtedness of any Qualifying Securitization Subsidiary; provided, that if, but only to the extent, any such Indebtedness ceases to constitute Non-Recourse Indebtedness or if the Subsidiary that Incurred such Indebtedness ceases to be a Qualifying Securitization Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by such Subsidiary; and

          (i) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (a) through (h) above or paragraph
     (i)), does not exceed $25.0 million at any one time outstanding.

     (iii) For purposes of determining compliance with the foregoing covenant,
(a) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (b) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (i) upon the Intercompany Note Collateral other than the Liens created by the Notes, the Indenture and the Pledge Agreement and the Liens expressly permitted by the Pledge Agreement and (ii) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than, in the case of this clause (ii), Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

     Limitation on Restricted Payments. (i) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (a) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (i) of the covenant described under "-- Limitation on Indebtedness"; or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (1) 25% of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (2) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale (A) occurring substantially contemporaneously with the issuance of the Notes, (B) to a Subsidiary of the Company or (C) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions);
(3) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (4) an amount equal to the sum of (A) the net reduction in Investments in any Person resulting from dividends or repayments of loans or advances, in each case to the Company or any Restricted Subsidiary from such Person or from the sale for cash or other liquidation or repayment in cash, in each case the proceeds of which are received by the Company or any Restricted Subsidiary, and (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in this clause (4) shall not exceed, in the case of any Person, the amount of Investments made since the Issue Date by the Company or any Restricted Subsidiary in such Person and treated as a Restricted Payment.

     (ii) The provisions of the foregoing paragraph (i) shall not prohibit: (a) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions); provided, however, that (1) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (c)(2) of paragraph (i) above; (b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments; (c) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the covenant described hereunder; provided, however, that at the time of payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (d) any payments made to holders of the Convertible Debentures for partial share redemptions in connection with the conversion thereof into Capital Stock of the Company; provided, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments; and (e) any purchase of Capital Stock of the Company made from time to time to meet the Company's obligations under its employee stock ownership and option plans; provided, however, that such purchases shall be excluded from the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) to make any loans or advances to the Company or (iii) to transfer any of its property or assets to the Company, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and any agreement that constitutes a Refinancing thereof permitted under the Indenture; (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or was designated a Restricted Subsidiary (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any other agreement contained in any amendment to an agreement referred to in clause (a) or (b) of this covenant or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are not materially less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clause (a) or (b) of the covenant described hereunder, as the case may be; (d) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (e) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (f) customary affiliate transactions provisions; (g) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) encumbrances or restrictions pursuant to Permitted Warehouse Indebtedness.

     Limitation on Sales of Assets. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition in excess of $2.0 million unless (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of any non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, (b) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (1) first, to the extent the Company elects, either to (A) acquire Additional Assets, either directly or through a Restricted Subsidiary, or (B) prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Restricted Subsidiary (provided that the proceeds of an Asset Disposition of the Company's direct assets may not be used to prepay, repay, redeem or purchase Senior Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), as the case may be (other than in either case Indebtedness owed to the Company or an Affiliate of the Company), in each case within 180 days from, or prior to, the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (1), to make an offer to the Holders (and to holders of other Senior Indebtedness designated by the Company) to purchase Notes (and to prepay, repay or purchase such other Senior Indebtedness) pursuant to and subject to the conditions contained in the Indenture in the case of the Notes or the conditions contained in the agreements governing such other Senior Indebtedness; provided, that any such offers shall be on a pro rata basis in proportion to the outstanding principal amounts of the Indebtedness to which such offers apply and that to the extent any Net Available Cash remains following such pro rata offer such Net Available Cash shall be applied to the repurchase on a pro rata basis in proportion to the outstanding principal amount thereof of any such Indebtedness which continues to remain outstanding after such offer has been accepted by the holder thereof; (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2) to (A) the acquisition by the Company or any Restricted Subsidiary of Additional Assets or (B) the prepayment, repayment or purchase of Indebtedness designated by the Company (other than any Disqualified Stock) of the Company or any Restricted Subsidiary (other than Indebtedness owed to an Affiliate of the Company), in each case within 180 days from the later of the receipt of such Net Available Cash and the date the offer described in paragraph
(ii) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1), (2) or
(3) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased unless, in the case of clause (3), at the time of such prepayment, repayment or purchase, and to the extent, the Company would have been able to Incur such Indebtedness pursuant to the covenant described under "-- Limitation on Indebtedness"; and (4) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3), to any application not prohibited by the Indenture, and (c) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $5.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness or liabilities of the Company or any Restricted Subsidiary, and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Disposition; (y) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments; and (z) an amount equal to the fair market value (evidenced by a resolution of the Board of Directors) of operating assets (including Receivables and Retained Interest Receivables) to be used or useful in any Related Business received by the transferee in connection with such Asset Disposition.

     (ii) In the event of an Asset Disposition that requires an offer to purchase the Notes (and other Senior Indebtedness) pursuant to clause (i)(b)(2) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Indebtedness) at a purchase price of 100% of their principal amount plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes (and any other Senior Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be permitted to apply the remaining Net Available Cash in accordance with clause (i)(b)(3) above. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

     (iii) In the event of the transfer of substantially all (but not all) of the property and assets of the Company to a Person in a transaction permitted under "-- Merger and Consolidation" the successor corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition; provided, that this clause shall not apply to the extent that the properties and assets of the Company not so transferred are exchanged for Additional Assets received by the Company or held by such other Person in such transaction. In addition, the fair market value of such properties and assets of the Company deemed to be sold shall be deemed to be Net Available Cash.

     (iv) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

     Limitation on Affiliate Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof
(i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $2.0 million, (a) are set forth in writing and (b) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     The provisions of the foregoing paragraph shall not apply to (i) transactions between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, (ii) any Restricted Payment permitted to be made under the covenant described under "-- Limitation on Restricted Payments" or any Permitted Investment, (iii) loans or advances to employees in the ordinary course of business, (iv) customary directors fees and indemnities,
(v) ordinary course commercial agreements or renewals thereof on such terms as are in effect as of the Issue Date and which terms are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (vi) any Indebtedness permitted by paragraph (ii)(b) of the covenant described under "-- Limitation on Indebtedness," (vii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors and
(viii) the grant of stock options or similar rights to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Board of Directors.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (i) of the covenant described under "-- Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company, in the case of a lease, shall not be released from the obligation to pay the principal of and interest on the Notes.

     Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

     Limitation on Creation of Subsidiaries. The Company will not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date,
(ii) a Restricted Subsidiary that is acquired or created after the date hereof or (iii) an Unrestricted Subsidiary.

     Payments for Consent. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     Subsidiary Guarantees. Prior to the receipt of an Investment Grade Rating, the Notes will be unconditionally guaranteed (a "Subsidiary Guarantee") by all domestic Restricted Subsidiaries of the Company other than Special Purpose Subsidiaries (together, the "Subsidiary Guarantors", and each of them, a "Subsidiary Guarantor"). Each Subsidiary Guarantor's obligations under its Subsidiary Guarantee will be senior obligations of such Subsidiary Guarantor and will be joint and several with the obligations of each other Subsidiary Guarantor under its Subsidiary Guarantee of the Notes.

     The Indenture includes a covenant by the Company to cause each existing and future domestic Subsidiary (other than Special Purpose Subsidiaries) to execute a Subsidiary Guarantee, unless such Subsidiary is designated an "Unrestricted Subsidiary" in accordance with the terms of the Indenture. The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor.

     Subject to the next sentence and the next succeeding paragraph, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving entity or Person) another Person unless
(i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (iii) immediately after giving effect to such transaction, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to paragraph (i) of the covenant described under "-- Limitation on Indebtedness." The foregoing will not apply to prohibit a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

     In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of such Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligation under its Subsidiary Guarantee, provided that the Net Available Cash of such sale or other disposition is applied in accordance with the provisions of the Indenture described under "-- Limitation on Sale of Assets." If an Investment Grade Rating is received by the Company, each Subsidiary Guarantor will be released and relieved of any obligation under its Subsidiary Guarantee.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note, (iii) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above, (iv) the failure by the Company or any Subsidiary to comply for 30 days after notice with any of its other obligations in respect of the Notes or under the Indenture, (v) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross-acceleration provision"), (vi) the failure of a Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance of a Subsidiary Guarantee by such Subsidiary Guarantor, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) any final non-appealable judgment or decree for the payment of money in excess of $5.0 million is rendered against the Company or a Restricted Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"). However, a default under clause (iv) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holders of the Notes to receive payment of principal of, interest on and premium on, if any, such Holders' Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holders' Notes, (vii) waive a default on the payment of principal of, interest on, or redemption payment with respect to any Note, or (viii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holders of the Notes, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code, to add guarantees with respect to the Notes, to further secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, to release Collateral or Subsidiary Guarantees in accordance with the terms of the Indenture, to make any change that does not adversely affect the rights of any Holders of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vii) (with respect only to Significant Subsidiaries) or (viii) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) and (iv) under "-- Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect (except as to transfer or exchange of the Notes as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (i) either (a) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable within one year of the Stated Maturity of the Notes or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;
(ii) the Company or any Guarantor has paid or caused to be paid all sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

CONCERNING THE TRUSTEE

     The Chase Manhattan Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders, unless such Holders shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business; (ii) the Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of or upon the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person to the extent in compliance with the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments."

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitations on Sales of Assets " only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of the definition as a "disposition") but excluding any merger, consolidation or sale of assets of the Company subject to and permitted by the covenant described under "-- Certain Covenants -- Merger and Consolidation," of (i) any shares of Capital Stock of a Restricted Subsidiary (other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary or (iv) any Retained Interest Receivables (other than, in the case of (i), (ii), (iii) and (iv) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary). Notwithstanding the foregoing, the following shall not be deemed to be Asset Dispositions: (i) the sale, lease, conveyance or other disposition of inventory or Hedging Obligations by the Company or a Restricted Subsidiary, (ii) the sale, lease, conveyance or other disposition of property or equipment that has become worn out, obsolete or damaged or otherwise unusable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iii) a disposition of Receivables in the ordinary course of business,
(iv) any grant of a Permitted Lien, (v) a disposition of Temporary Cash Investments, (vi) any disposition of the Capital Stock of City Auto Resources, Inc. or Phoebus Software Limited held by the Company or any of its Restricted Subsidiaries, (vii) the sale of any property (whether real, personal or mixed) in connection with the incurrence of Capital Lease Obligations, and (viii) a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under "-- Certain Covenants -- Limitation on Restricted Payments."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Leverage Ratio" as of any date of determination, means the ratio of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, excluding (a) Permitted Warehouse Indebtedness and Guarantees thereof and (b) Hedging Obligations permitted to be Incurred pursuant to clause (ii)(f) of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" to (ii) the Consolidated Net Worth of the Company.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (i)(c)(4) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, as
(i) the par or stated value of all outstanding Capital Stock of the Company plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

     "Convertible Debentures" means the Company's 6% Convertible Subordinated Debentures due 2006 that were outstanding on the Issue Date.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement of other similar agreement or arrangement to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulting Subsidiary" means any Restricted Subsidiary of the Company with respect to which an Event of Default described in clause (vi) under "Defaults" has occurred and is continuing.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holders thereof, in each case in whole or in part on or prior to 180 days after the Stated Maturity of the Notes; provided, however, that Capital Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Capital Stock in the event of a change of control of the Company or Restricted Subsidiary or an offer to repurchase such Capital Stock upon a disposition of assets, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control" or "-- Certain Covenants -- Limitation on Sales of Assets," as the case may be, shall not be deemed to be Disqualified Stock solely by virtue of such provisions.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "Eligible Retained Interest Receivables" means Retained Interest Receivables other than any Retained Interest Receivables created as the result of the securitization or sale of other Retained Interest Receivables. For the purposes of clause (viii)(a) of the definition of "Permitted Liens" the term Eligible Retained Interest Receivables shall include only (i) Eligible Retained Interest Receivables which exist on the Issue Date and are unencumbered or are created subsequent to the Issue Date which are unencumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables) as of the relevant date of determination and (ii) Eligible Retained Interest Receivables in existence on the Issue Date which are encumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), but only to the extent that the amount of any such Eligible Retained Interest Receivable exceeds two (2) times the outstanding principal amount of any Indebtedness secured by a Lien (either directly or on the Capital Stock of any such Special Purpose Subsidiary) on such Eligible Retained Interest Receivable as of the relevant date of determination.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is either (i) a UK Subsidiary or (ii) is incorporated in a jurisdiction other than the United States of America or the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in jurisdictions outside the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

     "Guarantee" means an obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply finds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holders" or "Noteholders" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, surety bond or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or other Person, including without limitation, any Securitization Trust, formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Restricted Subsidiaries shall not be treated as Indebtedness of such Person or its Restricted Subsidiaries under the Indenture, regardless of whether such securities are treated as indebtedness for tax purposes.

     "Intercompany Note" means the note dated as of May 14, 1997 from CSC-UK to CSC in an initial principal amount equal to $115.0 million denominated in US dollars, which matures on June 1, 2004 and bears interest at a rate not less than the rate borne by the Notes.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Investment Grade Rating" means with respect to the Notes a rating by Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., of at least BBB- and a rating by Moody's Investors Service, Inc. of at least Baa3 which is provided after assuming and giving effect to the (i) elimination of the applicability of the proviso to clause (viii) of the definition of "Permitted Liens" and (ii) the release of the Intercompany Note Collateral, and (iii) the release of the obligations of the Subsidiary Guarantors under their Subsidiary Guarantees.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Retained Interest Receivables sold unless the seller is not liable for any losses thereon.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and investment banking and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of the Restricted Subsidiaries (other than the Person incurring such Indebtedness) (a) provides a Guarantee or other credit enhancement of any kind (including any undertaking, agreement or instruction that would constitute Indebtedness) or (b) is directly or indirectly liable (as the primary obligor or otherwise); (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders or holders thereof have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Person Incurring such Indebtedness).

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however that the primary business of such Restricted Subsidiary is a Related Business; and provided, further, except as provided in clause (xiii) below, in the case of any Investment in a Foreign Subsidiary that is not a Subsidiary Guarantor, such Investment shall be in the form of a loan constituting Senior Indebtedness of such Foreign Subsidiary, evidenced by a note; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables (other than Receivables) owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets"; (ix) Receivables; (x) Interest Rate Agreements and Currency Agreements;
(xi) Retained

Interest Receivables; (xii) loans to third parties for the origination of Receivables in the ordinary course of business and any warrants, Capital Stock or other consideration received in connection therewith; (xiii) capital contributions to Foreign Subsidiaries not to exceed 10% of the Company's consolidated stockholders' equity at the time of such contributions; (xiv) Capital Stock of or in the form of a transfer of Receivables to a Qualifying Securitization Subsidiary pursuant to a securitization of such Receivables; and
(xv) Investments (other than Investments permitted pursuant to clauses
(i) - (xiv) above) by the Company and the Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million.

     "Permitted Liens" means, with respect to any Person, (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds or Liens to secure surety, performance, appeal or other bonds with respect to such Person, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or Liens arising out of judgments or awards against such Person with respect to which such person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property; or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(vi) Liens securing Indebtedness Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(vii) Liens to secure Indebtedness permitted under the provisions described in clause (ii)(a) or (ii)(d) (to the extent refinancing Indebtedness incurred pursuant to clause (ii)(a)) under "-- Certain Covenants -- Limitation on Indebtedness"; (viii) Liens on Retained Interest Receivables (or on the Capital Stock of any Person substantially all the assets of which are Retained Interest Receivables); provided, however, that, for so long as the Notes do not have an Investment Grade Rating, the Company and its Restricted Subsidiaries shall have satisfied each of the following before incurring any Lien on Eligible Retained Interest Receivables pursuant to this clause (viii): (a) there shall be Eligible Retained Interest Receivables at least equal to 150% of the principal amount then outstanding of unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries falling within clause (b) of the definition of "Senior Indebtedness"; and (b) the principal amount of any Indebtedness secured by any such Liens incurred pursuant to this clause (viii) on any Eligible Retained Interest Receivables shall be limited, in the aggregate, to Eligible Retained Interest Receivables representing no more than 75% of the amount of Eligible Retained Interest Receivables in excess of the limitations described in (a) as shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP after giving pro forma effect to the incurrence of such Lien, as of the end of the most recent fiscal quarter of the Company prior to the date on which such Lien is first incurred for which financial statements are available; provided, further, however, that a Lien on Eligible Retained Interest Receivables securing Indebtedness that is a Permitted Lien at the time such Indebtedness is first incurred shall continue to constitute a Permitted Lien, notwithstanding any reduction in value of such Eligible Retained Interest Receivables (as a result of their revaluation, any adverse change with respect to the underlying "pool" of

Receivables or otherwise); (ix) Liens existing on the Issue Date; (x) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (xi) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (xii) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (xiii) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations; (xiv) Liens on property of a Special Purpose Subsidiary otherwise in compliance with clause (viii) above; (xv) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi),
(viii), (ix), (x) and (xi); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (viii), (ix), (x) or (xi), as the case may be, at the time the original Lien became a Permitted Lien and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension renewal or replacement; (xvi) any Lien in the form of "over-collateralization" of the senior securities issued in, or subordination of or recourse to all or a portion of Retained Interest Receivables of the Company or any Subsidiary attributable to, a securitization of Receivables (or similar arrangements), in each case to the extent reflected in the book value of such Retained Interest Receivables, which Lien is in favor of the holders of other securities issued by the trust or other Person relating to such securitization; (xvii) judgment and attachment Liens not giving rise to an Event of Default; (xviii) Liens in favor of the Company or any Restricted Subsidiary; (xix) a Lien on the Intercompany Note in favor of the Trustee for the benefit of holders of the Notes; (xx) Liens securing Indebtedness otherwise permitted to be incurred on any note provided by a Foreign Subsidiary to the Company or any Domestic Subsidiary initially evidencing loans made by the Company or such Domestic Subsidiary out of the proceeds of such Indebtedness; and (xxi) Liens securing Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary (a) pledged to a third party and (b) secured by Retained Interest Receivables, provided that the Company is in compliance with clause (viii) above. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses
(vi), (x) or (xi) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sale of Assets."

     "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of 20% of the advances made thereunder, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (1) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (2) 105% of the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledge Agreement" means the pledge agreement dated the Issue Date by and among The Chase Manhattan Bank, as Collateral Agent, CSC and the Trustee, as the same may be amended and restated, supplemented or modified from time to time as permitted thereunder.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act other than any such public offering occurring substantially concurrently with the issuance of the Notes.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance or refinance the cost of the construction or purchase of, or repairs, improvements or additions to, an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualifying Securitization Subsidiary" means any Subsidiary of the Company that (i) does not engage in, and whose charter prohibits it from engaging in, any activities other than a securitization of Receivables which have been sold or otherwise transferred to such Subsidiary by the Company or another Subsidiary in a transaction that constitutes a "true sale" under GAAP, (ii) constitutes a "special purpose vehicle" under rating agency guidelines, and (iii) does not have any Indebtedness other than Non-Recourse Indebtedness.

     "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or
(b) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any consumer or commercial finance business or any financial service business relating thereto, including, without limitation, businesses of the Company in existence as of the Issue Date.

     "Related Party" with respect to any Person means (i) any spouse, sibling, parent or lineal descendant of such Person or any spouse of such sibling or lineal descendant or (ii) any trust, corporation, partnership or other entity that is controlled by Persons referred to in clause (i).

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) (other than (a) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (b) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (c) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary, excluding Disqualified Stock) held by any Affiliate of the Company, including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment (other than a Permitted Investment) in any Person or (v) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Retained Interest" means, over the life of a "pool" of Receivables that have been sold or otherwise transferred by a Person to a trust or other Person in a securitization or sale, the direct or indirect rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such "pool", including any rights to receive cash flows attributable to such pool and retained by such Person, whether such rights are contractual, by virtue of such Person being a holder of Capital Stock of such trust or other Person or otherwise.

     "Retained Interest Receivables" of a Person means the direct or indirect right to Retained Interest capitalized on such Person's or any of its Restricted Subsidiaries' consolidated balance sheet (the amount of which shall be determined in accordance with GAAP), including, without limitation, subordinated and interest-only certificates and any such rights as a holder of Capital Stock of a trust or other Person to which a "pool" of Receivables has been sold or otherwise transferred in a securitization or sale.

     "SEC" means the Securities and Exchange Commission.

     "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) established exclusively for the purpose of issuing securities in connection with any securitization, the obligations of which are without recourse to the Company or any of the Subsidiary Guarantors (including, without limitation, any Special Purpose Subsidiary of the Company), provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Subsidiary Guarantor.

     "Senior Indebtedness" means the principal of, premium and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause
(i) or (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (a) any obligation of such Person to any Subsidiary of such Person, (b) any liability for Federal, state, local or other taxes owed or owing by such Person, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (d) any obligation in respect of Capital Stock of such Person or (e) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that, individually or if merged with all other Defaulting Subsidiaries, would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Special Purpose Subsidiary" means (i) a Restricted Subsidiary formed in connection with a securitization (a) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Restricted Subsidiaries, (b) that has no assets other than Retained Interest Receivables created in such securitization and (c) that conducts no business other than holding such Retained Interest Receivables or (ii) that is a Qualifying Securitization Subsidiary.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holders thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is, by its terms pursuant to a written agreement, subordinate or junior in right of payment to the Notes to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means each Guarantee given by the Subsidiary Guarantors in accordance with the provisions of the Indenture.

     "Subsidiary Guarantor" means a domestic Restricted Subsidiary of the Company that is or becomes a Subsidiary Guarantor in accordance with the provisions of the Indenture.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-l" (or higher) according to Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated as least "A" by Standard &

Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or "A" by Moody's Investors Service, Inc.

     "UK Subsidiary" means a Restricted Subsidiary that is incorporated in the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in the United Kingdom.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) the Company could incur $1.00 of additional Indebtedness under paragraph (i) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser to the extent such agreement is to finance the purchase or origination of Receivables by the Company or a Subsidiary of the Company, or the making of loans to a Person for the purpose of financing the purchase or origination by such Person of consumer or commercial loans, leases or receivables for resale or sale to the Company or any Subsidiary of the Company, and in each case for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Warehouse Indebtedness" means the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility with respect to Receivables until such time such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

     New Notes which may be held in global form initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes."

     Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated to it with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     Investors in the Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. The Chase Manhattan Bank, Brussels office, will initially act as depository for Euroclear, and Citibank, N.A., will initially act as depository for Cedel. All interests in the Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Notes for Certificated Notes."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, premium, if any, and interest on the Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Initial Purchasers, the Trustee nor any agent of the Company, the Initial Purchasers or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note, or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Note for all purposes.

     Except for trades involving only Euroclear and Cedel participants, interests in the Global Note will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same day funds. Transfers between accountholders in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or Cedel accountholders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Cedel accountholders may not deliver instructions directly to the depositories for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel accountholder purchasing an interest in the Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear or Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interests in the Global Note by or through a Euroclear or Cedel accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "-- Exchange of Book Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the Global Note for Notes in certificated form and to distribute such Notes to its Participants.

     The information in this section concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among accountholders in DTC and accountholders of Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee nor any agent of the Company, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     The Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of the material United States federal income tax consequences of the Exchange Offer is for general information only. It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to Old Notes, and New Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A HOLDER'S DECISION TO PARTICIPATE IN THE EXCHANGE OFFER. EACH HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

THE EXCHANGE OFFER

     In the opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the Notes and, accordingly, such exchange will not constitute an exchange for federal income tax purposes. Accordingly, such exchange will have no federal income tax consequences to holders of Notes, either those who exchange or those who do not, and each holder of Notes will continue to be required to include interest on the Notes in its gross income in accordance with its method of accounting for federal income tax purposes and the Company intends, to the extent required, to take such position.

BACKUP WITHHOLDING

     Under the Code, a holder of a Note may be subject, under certain circumstances, to "backup withholding" at a 31% rate with respect to payments in respect of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provide that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from such withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until

, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company for the year ended December 31, 1994 and as of and for the year ended December 31, 1996 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of the Company as of and for the year ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing, and upon the report of BDO Stoy Hayward, Registered Auditors, incorporated by reference herein.

     The financial statements of J&J as of and for the years ended September 30, 1993, 1994 and 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of BDO Stoy Hayward, Registered Auditors, incorporated by reference herein.

     The consolidated financial statements of Heritable Finance Limited (referred to herein as Greyfriars) as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, Registered Auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

======================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
Summary...............................    3
Risk Factors..........................    8
Use of Proceeds.......................   25
The Exchange Offer....................   26
Capitalization........................   32
Ratio of Earnings to Fixed Charges....   33
Description of the Notes..............   34
Certain Federal Income Tax
  Considerations......................   62
Plan of Distribution..................   62
Legal Matters.........................   63
Experts...............................   63

     UNTIL                     , 1997 (90 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================

======================================================
                                  $300,000,000
                                      LOGO

                           OFFER FOR ALL OUTSTANDING
                         12 3/4% SENIOR NOTES DUE 2004
                                IN EXCHANGE FOR
                         12 3/4% SERIES A SENIOR NOTES
                                    DUE 2004
                          ----------------------------

                                   PROSPECTUS
                          ----------------------------
                                          , 1997
             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the GCL.

     As permitted by Section 102(b)(7) of the GCL, the Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Company's Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     In addition, the Company's Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Any indemnification (unless ordered by a court) made by the Company may be only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth above. Such determination must be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any covered action, suit or proceeding, or in defense of any covered claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     The Company presently maintains policies of directors' and officers' liability insurance in the amount of $15.0 million.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
 3.1     Certificate of Incorporation of the Company, as amended.
 3.2     Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.2 to the
         Company's Registration Statement on Form S-1 as declared effective by the Commission on December 20, 1995.
 3.3     Certificate of Designation of 6% Convertible Preferred Stock, Series A of the
         Company, incorporated by reference to Exhibit 4.1 to the Company's Current Report on
         Form 8-K filed with the Commission on April 11, 1997.
 4.1     Indenture, dated as of May 14, 1997, among the Company, CSC and The Chase Manhattan
         Bank.
 4.2     Registration Rights Agreement, dated as of May 14, 1997, among the Company, CSC,
         CIBC Wood Gundy Securities Corp., Bear, Stearns & Co. Inc. and Oppenheimer & Co.,
         Inc.
 5.1*    Opinion of Gibson, Dunn & Crutcher LLP.
 8.1     Opinion of Gibson, Dunn & Crutcher LLP relating to tax matters.
10.1     Lease Agreement, dated as of September 30, 1993, between CSC and Taxter Park
         Associates, as amended by the First Amendment to Lease, dated as of April 19, 1994, and the Second Amendment to Lease, dated as of May 12, 1995, incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 as
         declared effective by the Commission on December 20, 1995.
10.2     Sublease Agreement between KLM Royal Dutch Airlines and CSC, dated as of December 5,
         1994, incorporated by reference to Exhibit 10.2 to the Company's Registration
         Statement on Form S-1 as declared effective by the Commission on December 20, 1995.
10.3     Employment Agreement, dated as of January 1, 1995, between CSC and Robert Grosser, incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on
         Form S-1 as declared effective by the Commission on December 20, 1995.
10.4     Employment Agreement, dated as of January 1, 1995, between CSC and Robert C. Patent, incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on
         Form S-1 as declared effective by the Commission on December 20, 1995.
10.5     Employment Agreement, dated as of November 1, 1992, between CSC and Robert M. Stata, as amended by the Amendment Agreement, dated as of January 1, 1994, incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 as
         declared effective by the Commission on December 20, 1995.
10.6     Employment Agreement, dated as of July 1, 1995, between CSC and Cheryl P. Carl, incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on
         Form S-1 as declared effective by the Commission on December 20, 1995.
10.7     Employment Agreement, dated as of July 1, 1995, between CSC and Eric S. Goldstein, incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on
         Form S-1 as declared effective by the Commission on December 20, 1995.
10.8     Employment Agreement, dated as of July 1, 1995, between CSC and Steven Weiss, incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on
         Form S-1 as declared effective by the Commission on December 20, 1995.
10.9     Employment Agreement, dated as of July 1, 1995, between CSC and Jonah L. Goldstein, incorporated by reference to Exhibit 10.10 to the Company's Registration Statement
         on Form S-1 as declared effective by the Commission on December 20, 1995.
10.10    Standby Financing and Investment Banking Services Agreement, dated as of June 24,
         1994, between CSC and ContiTrade, incorporated by reference to Exhibit 10.15 to the
         Company's Registration Statement on Form S-1 as declared effective by the Commission on December 20, 1995.

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
10.11    Revolving Credit, Security, and Term Loan Agreement, dated as of June 30, 1995 among
         CSC, the Company, CoreStates Bank, N.A., Harris Trust and Savings Bank, NBD Bank and
         NatWest Bank N.A., as amended by Amendment No. 1 to the Revolving Credit Agreement,
         dated as of August 20, 1995, incorporated by reference to Exhibit 10.19 to the
         Company's Registration Statement on Form S-1 as declared effective by the Commission on December 20, 1995.
10.12    The Company's 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Company's Registration Statement on Form S-1 as declared effective by the
         Commission on December 20, 1995.
10.13    The Company's 1995 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1 as
         declared effective by the Commission on December 20, 1995.
10.14+   Mortgage Loan Purchase Agreement, dated as of May 26, 1995, between CSC-UK and
         Greenwich, incorporated by reference to Exhibit 10.29 to the Company's Registration
         Statement on Form S-1 as declared effective by the Commission on December 20, 1995.
10.15+   Letter, dated as of May 26, 1995, from Greenwich to CSC-UK regarding purchase commitment with respect to first and second mortgage loans located in the United
         Kingdom, incorporated by reference to Exhibit 10.30 to the Company's Registration
         Statement on Form S-1 as declared effective by the Commission on December 20, 1995.
10.16+   Servicing Agreement, dated as of May 26, 1995, among CSC-UK, City Mortgage Servicing
         Limited and Greenwich, incorporated by reference to Exhibit 10.31 to the Company's
         Registration Statement on Form S-1 as declared effective by the Commission on
         December 20, 1995.
10.17    Stock Purchase Agreement, dated as of September 29, 1995, among the Company, David
         Steene, Martin Brand and Gerald Epstein, incorporated by reference to Exhibit 10.32 to the Company's Registration Statement on Form S-1 as declared effective by the
         Commission on December 20, 1995.
10.18    Service Agreement, dated as of April 5, 1995, between CSC-UK and David Steene, incorporated by reference to Exhibit 10.33 to the Company's Registration Statement
         on Form S-1 as declared effective by the Commission on December 20, 1995.
10.19    Service Agreement, dated as of April 5, 1995, between CSC-UK and Martin Brand, incorporated by reference to Exhibit 10.34 to the Company's Registration Statement
         on Form S-1 as declared effective by the Commission on December 20, 1995.
10.20    Service Agreement, dated as of April 5, 1995, between CSC-UK and Gerald Epstein, incorporated by reference to Exhibit 10.35 to the Company's Registration Statement
         on Form S-1 as declared effective by the Commission on December 20, 1995.
10.21    Agreement, dated as of May 1, 1995, between CSC-UK and J.L.B. Equities, Inc., incorporated by reference to Exhibit 10.36 to the Company's Registration Statement
         on Form S-1 as declared effective by the Commission on December 20, 1995.
10.22    Stock Option Agreement, dated as of March 6, 1996, by and among the Company, CSC-UK and Messrs. Jaye and Johnson, incorporated by reference to Exhibit 2.1 to the
         Company's Current Report on Form 8-K filed with the Commission on March 14, 1996.
10.23    Asset Purchase Agreement, dated March 6, 1996, by and among CSC-UK, J&J, UK Credit
         Corporation Limited ("UK Credit") and certain shareholders of UK Credit, incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K
         filed with the Commission on March 14, 1996.
10.24+   Letter Agreement, dated as of March 28, 1996, from Greenwich International, Ltd. to
         CSC-UK regarding purchase commitment with respect to first and second mortgage loans located in the United Kingdom, incorporated by reference to Exhibit 10.46 to the
         Company's Annual Report on Form 10-K/A filed with the Commission on November 4,
         1996.
10.25    Letter Agreement, dated March 28, 1996, between Greenwich and CSC-UK regarding termination of prior agreement, incorporated by reference to Exhibit 10.46 to the
         Company's Annual Report on Form 10-K filed with the Commission on April 1, 1996.
10.26    Agreement for the Sale and Purchase of the Entire Issued Share Capital of Heritable
         Group Limited, dated June 14, 1996, incorporated by reference to Exhibit 2.1 to the
         Company's current Report on Form 8-K filed with the Commission on June 28, 1996.

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
10.27    Third Amendment to Lease, dated as of April 17, 1996, between CSC and Taxter Park
         Associates, incorporated by reference to Exhibit 10.53 to the Company's Quarterly
         Report on Form 10-Q filed with the Commission on August 14, 1996.
10.28    Lease, dated as of April 18, 1996, among The Standard Life Assurance Company, City
         Mortgage Servicing Limited and CSC-UK, incorporated by reference to Exhibit 10.54 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14,
         1996.
10.29    Purchase and Sale Agreement, dated June 20, 1996 and effective as of February 2,
         1996, between CSC and Greenwich Capital Financial Products, Inc., incorporated by reference to Exhibit 10.55 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 1996.
10.30    Lease Agreement, dated as of July 7, 1996, between CSC and Robert Martin Company, incorporated by reference to Exhibit 10.56 to the Company's Quarterly Report on Form
         10-Q filed with the Commission on August 14, 1996.
10.31    Loan Agreement, dated as of August 6, 1996, between CSC and CoreStates, incorporated by reference to Exhibit 10.31 to the Company's Registration Statement on Form S-3 as
         declared effective by the Commission on April 18, 1997.
10.32    Employment Agreement, dated as of January 1, 1996, between CSC and Tim S. Ledwick, incorporated by reference to Exhibit 10.32 to the Company's Registration Statement
         on Form S-3 as declared effective by the Commission on April 18, 1997.
10.33    Employment Agreement, dated as of February 1, 1996, between CSC and Robert J.
         Blackwell, incorporated by reference to Exhibit 10.33 to the Company's Registration
         Statement on Form S-3 as declared effective by the Commission on April 18, 1997.
10.34    Amendment No. 1 dated as of August 30, 1996, to the Purchase and Sale Agreement,
         dated as of February 2, 1996, between CSC and Greenwich Capital Financial Products,
         Inc., incorporated by reference to Exhibit 10.63 to Amendment No. 1 to the Company's
         Registration Statement on Form S-1 filed with the Commission on September 27, 1996.
10.35    Senior Secured Credit Agreement, dated October 30, 1996, among the Company and CIBC
         Wood Gundy Securities Corp. and the lenders named therein, incorporated by reference to Exhibit 10.60 to the Company's Quarterly Report on Form 10-Q filed with the
         Commission on November 19, 1996.
10.36    Amendment No. 2, dated as of October 30, 1996, to the Purchase and Sale Agreement,
         dated as of February 2, 1996, between CSC and Greenwich Capital Financial Products,
         Inc., incorporated by reference to Exhibit 10.62 to the Company's Quarterly Report on Form 10-Q filed with the Commission on November 19, 1996.
10.37    Registration Rights Agreement, dated as of November 22, 1996, among the Company,
         Mutual Shares Fund, Mutual Qualified Fund, Mutual Beacon Fund, Mutual Discovery
         Fund, Mutual European Fund, The Orion Fund Limited, Mutual Shares Securities Fund
         and Mutual Discovery Securities Fund, incorporated by reference to Exhibit 10.37 to the Company's Registration Statement on Form S-3 as declared effective by the
         Commission on April 18, 1997.
10.38    Amendment No. 3, dated as of December 30, 1996, to the Purchase and Sale Agreement,
         dated as of February 2, 1996, between CSC and Greenwich Capital Financial Products,
         Inc., incorporated by reference to Exhibit 10.38 to the Company's Registration
         Statement on Form S-3 as declared effective by the Commission on April 18, 1997.
10.39    Amendment No. 4, dated as of December 31, 1996, to the Purchase and Sale Agreement,
         dated as of February 2, 1996, between CSC and Greenwich Capital Financial Products,
         Inc., incorporated by reference to Exhibit 10.39 to the Company's Registration
         Statement on Form S-3 as declared effective by the Commission on April 18, 1997.
10.40    Amendment No. 1, dated as of January 13, 1997, to the Senior Secured Credit
         Agreement, dated October 30, 1996, among the Company and CIBC Wood Gundy Securities
         Corp. and the lenders named therein, incorporated by reference to Exhibit 10.40 to the Company's Registration Statement on Form S-3 as declared effective by the
         Commission on April 18, 1997.
10.41    Lease, dated as of October 1, 1996, between CSC and Reckson Operating Partnership,
         L.P., incorporated by reference to Exhibit 10.41 to the Company's Annual Report on
         Form 10-K filed with the Commission on March 31, 1997.

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
10.42    Securities Purchase Agreement dated April 9, 1997 by and among the Company and the purchasers named therein, incorporated by reference to Exhibit 4.2 to the Company's
         Current Report on Form 8-K filed with the Commission on April 11, 1997.
10.43    Registration Rights Agreement dated April 9, 1997 by and among the Company and the purchasers named therein, incorporated by reference to Exhibit 4.3 to the Company's
         Current Report on Form 8-K filed with the Commission on April 11, 1997.
10.44    Form of Common Stock Purchase Warrant issued in conjunction with the 6% Convertible
         Preferred Stock, Series A, incorporated by reference to Exhibit 4.4 to the Company's
         Current Report on Form 8-K filed with the Commission on April 11, 1997.
10.45    Indenture, dated as of May 7, 1996, between the Company and The Chase Manhattan
         Bank, N.A., incorporated by reference to Exhibit 4.2 to the Company's Quarterly
         Report on Form 10-Q filed with the Commission on May 15, 1996.
10.46    Registration Rights Agreement, dated as of April 26, 1996, among the Company,
         NatWest Securities Limited, Bear, Stearns & Co. Inc., CIBC Wood Gundy Securities
         Corp. and Wasserstein Perella Securities, Inc., incorporated by reference to Exhibit
         4.3 to the Company's Quarterly Report on Form 10-Q filed with the Commission on May
         15, 1996.
10.47    Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of
         July 1, 1995, between CSC and Cheryl P. Carl.
10.48    Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of
         July 1, 1995, between CSC and Eric S. Goldstein.
10.49    Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of
         July 1, 1995, between CSC and Jonah L. Goldstein.
10.50    Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of
         November 1, 1992, between CSC and Robert M. Stata, as amended by the Amendment
         Agreement, dated as of January 1, 1994.
10.51    Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of
         July 1, 1995, between CSC and Steven P. Weiss.
10.52    Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of
         January 1, 1996, between CSC and Tim S. Ledwick.
10.53    1997 Stock Option Plan
12.1     Computations of ratios of earnings to fixed charges
21.1     Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the
         Company's Registration Statement on Form S-3 as declared effective by the Commission on April 18, 1997
23.1     Consent of KPMG Peat Marwick LLP
23.2     Consent of KPMG, Registered Auditors
23.3     Consent of BDO Stoy Hayward
23.4     Consent of BDO Stoy Hayward
23.5*    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
24.1     Power of Attorney (included on signature page of Registration Statement)
25.1     Statement of Eligibility of Trustee
99.1     Letter of Transmittal

---------------
+ Confidential treatment has been granted with respect to certain provisions, the redacted portions of which are indicated by brackets. This Exhibit has been filed in its entirety separately with the Commission pursuant to an application for confidential treatment.
* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     (e) The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elmsford, State of New York, on June 25, 1997.

                                          CITYSCAPE FINANCIAL CORP.

                                          By:     /s/ ROBERT C. PATENT
                                            ------------------------------------
                                                      Robert C. Patent
                                                  Executive Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Robert C. Patent and Jonah L. Goldstein, and each of them, individually and without any other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity indicated on June 25, 1997.

                SIGNATURE                                         TITLE
------------------------------------------  -------------------------------------------------
            /s/ ROBERT GROSSER              Chairman of the Board, Chief Executive Officer,
------------------------------------------    President and Director (Principal Executive
              Robert Grosser                  Officer)

           /s/ ROBERT C. PATENT             Vice Chairman of the Board, Executive Vice
------------------------------------------    President and Director
             Robert C Patent

          /s/ ASHER FENSTERHEIM             Director
------------------------------------------
            Asher Fensterheim

          /s/ JONAH L. GOLDSTEIN            Director
------------------------------------------
            Jonah L. Goldstein

           /s/ ARTHUR P. GOULD              Director
------------------------------------------
             Arthur P. Gould

         /s/ HOLLIS W. RADEMACHER           Director
------------------------------------------
           Hollis W. Rademacher

           /s/ ROBERT M. STATA              Director
------------------------------------------
             Robert M. Stata

           /s/ DAVID A. STEENE              Director
------------------------------------------
             David A. Steene

            /s/ TIM S. LEDWICK              Chief Financial Officer (Principal Financial and
------------------------------------------    Accounting Officer)
              Tim S. Ledwick

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elmsford, State of New York, on June 25, 1997.

                                          CITYSCAPE CORP.

                                          By:     /s/ ROBERT C. PATENT
                                            ------------------------------------
                                                      Robert C. Patent
                                                  Executive Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Robert C. Patent and Jonah L. Goldstein, and each of them, individually and without any other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity indicated on June 25, 1997.

                SIGNATURE                                         TITLE
------------------------------------------  -------------------------------------------------
            /s/ ROBERT GROSSER              President and Director (Principal Executive
------------------------------------------    Officer)
              Robert Grosser

           /s/ ROBERT C. PATENT             Executive Vice President and Director
------------------------------------------
             Robert C Patent

          /s/ ASHER FENSTERHEIM             Director
------------------------------------------
            Asher Fensterheim

          /s/ JONAH L. GOLDSTEIN            Director
------------------------------------------
            Jonah L. Goldstein

           /s/ ROBERT M. STATA              Director
------------------------------------------
             Robert M. Stata

            /s/ CHERY P. CARL               Director
------------------------------------------
              Chery P. Carl

           /s/ STEVEN P. WEISS              Director
------------------------------------------
             Steven P. Weiss

            /s/ TIM S. LEDWICK              Chief Financial Officer (Principal Financial and
------------------------------------------    Accounting Officer)
              Tim S. Ledwick

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                                 DESCRIPTION OF EXHIBIT
----------  ---------------------------------------------------------------------------------
  3.1       Certificate of Incorporation of the Company, as amended.
  3.2       Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement of Form S-1 as declared effective by the
            Commission on December 20, 1995.
  3.3       Certificate of Designation of 6% Convertible Preferred Stock, Series A of the
            Company, incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on April 11, 1997.
  4.1       Indenture, dated as of May 14, 1997, among the Company, CSC and The Chase
            Manhattan Bank.
  4.2       Registration Rights Agreement, dated as of May 14, 1997, among the Company, CSC,
            CIBC Wood Gundy Securities Corp., Bear, Stearns and Co. Inc., and Oppenheimer &
            Co., Inc.
  5.1*      Opinion of Gibson, Dunn & Crutcher LLP.
  8.1       Opinion of Gibson, Dunn & Crutcher LLP relating to tax matters.
 10.1       Lease Agreement, dated as of September 30, 1993, between CSC and Taxter Park
            Associates, as amended by the First Amendment to Lease, dated as of April 19,
            1994, and the Second Amendment to Lease, dated as of May 12, 1995, incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1
            as declared effective by the Commission on December 20, 1995.
 10.2       Sublease Agreement between KLM Royal Dutch Airlines and CSC, dated as of December
            5, 1994, incorporated by reference to Exhibit 10.2 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.3       Employment Agreement, dated as of January 1, 1995, between CSC and Robert
            Grosser, incorporated by reference to Exhibit 10.3 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.4       Employment Agreement, dated as of January 1, 1995, between CSC and Robert C.
            Patent, incorporated by reference to Exhibit 10.4 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.5       Employment Agreement, dated as of November 1, 1992, between CSC and Robert M.
            Stata, as amended by the Amendment Agreement, dated as of January 1, 1994, incorporated by reference to Exhibit 10.5 to the Company's Registration Statement
            on Form S-1 as declared effective by the Commission on December 20, 1995.
 10.6       Employment Agreement, dated as of July 1, 1995, between CSC and Cheryl P. Carl, incorporated by reference to Exhibit 10.6 to the Company's Registration Statement
            on Form S-1 as declared effective by the Commission on December 20, 1995.
 10.7       Employment Agreement, dated as of July 1, 1995, between CSC and Eric S.
            Goldstein, incorporated by reference to Exhibit 10.7 to the Company's
            Registration Statement on Form S-1 as declared effective by the Commission on
            December 20, 1995.
 10.8       Employment Agreement, dated as of July 1, 1995, between CSC and Steven Weiss, incorporated by reference to Exhibit 10.8 to the Company's Registration Statement
            on Form S-1 as declared effective by the Commission on December 20, 1995.
 10.9       Employment Agreement, dated as of July 1, 1995, between CSC and Jonah L.
            Goldstein, incorporated by reference to Exhibit 10.10 to the Company's
            Registration Statement on Form S-1 as declared effective by the Commission on
            December 20, 1995.
 10.10      Standby Financing and Investment Banking Services Agreement, dated as of June 24,
            1994, between CSC and ContiTrade, incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1 as declared effective by the
            Commission on December 20, 1995.

 EXHIBIT
  NUMBER                                 DESCRIPTION OF EXHIBIT
----------  ---------------------------------------------------------------------------------
 10.11      Revolving Credit, Security, and Term Loan Agreement, dated as of June 30, 1995 among CSC, the Company, CoreStates Bank, N.A., Harris Trust and Savings Bank, NBD
            Bank and NatWEST Bank N.A., as amended by Amendment No. 1 to the Revolving Credit
            Agreement, dated as of August 20, 1995, incorporated by reference to Exhibit
            10.19 to the Company's Registration Statement on Form S-1 as declared effective by the Commission on December 20, 1995.
 10.12      The Company's 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Company's Registration Statement on Form S-1 as declared effective by the
            Commission on December 20, 1995.
 10.13      The Company's 1995 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1 as
            declared effective by the Commission on December 20, 1995.
 10.14+     Mortgage Loan Purchase Agreement, dated as of May 26, 1995, between CSC-UK and
            Greenwich, incorporated by reference to Exhibit 10.29 to the Company's
            Registration Statement on Form S-1 as declared effective by the Commission on
            December 20, 1995.
 10.15+     Letter, dated as of May 26, 1995, from Greenwich to CSC-UK regarding purchase commitment with respect to first and second mortgage loans located in the United
            Kingdom, incorporated by reference to Exhibit 10.30 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.16+     Servicing Agreement, dated as of May 26, 1995, among CSC-UK, City Mortgage
            Servicing Limited and Greenwich, incorporated by reference to Exhibit 10.31 to the Company's Registration Statement on Form S-1 as declared effective by the
            Commission on December 20, 1995.
 10.17      Stock Purchase Agreement, dated as of September 29, 1995, among the Company,
            David Steene, Martin Brand and Gerald Epstein, incorporated by reference to
            Exhibit 10.32 to the Company's Registration Statement on Form S-1 as declared effective by the Commission on December 20, 1995.
 10.18      Service Agreement, dated as of April 4, 1995, between CSC-UK and David Steene, incorporated by reference to Exhibit 10.33 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.19      Service Agreement, dated as of April 5, 1995, between CSC-UK and Martin Brand, incorporated by reference to Exhibit 10.34 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.20      Service Agreement, dated as of April 5, 1995, between CSC-UK and Gerald Epstein, incorporated by reference to Exhibit 10.35 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.21      Agreement, dated as of May 1, 1995, between CSC-UK and J.L.B. Equities, Inc., incorporated by reference to Exhibit 10.36 to the Company's Registration
            Statement on Form S-1 as declared effective by the Commission on December 20,
            1995.
 10.22      Stock Option Agreement, dated as of March 6, 1996, by and among the Company,
            CSC-UK and Messrs. Jaye and Johnson, incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on March 14,
            1996.
 10.23      Asset Purchase Agreement, dated March 6, 1996, by and among CSC-UK, J&J, UK
            Credit Corporation Limited ("UK Credit") and certain shareholders of UK Credit, incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form
            8-K filed with the Commission on March 14, 1996.
 10.24+     Letter Agreement, dated as of March 28, 1996, from Greenwich International, Ltd.
            to CSC-UK regarding purchase commitment with respect to first and second mortgage loans located in the United Kingdom, incorporated by reference to Exhibit 10.46 to the Company's Annual Report on Form 10-K/A filed with the Commission on
            November 24, 1996.
 10.25      Letter Agreement, dated March 28, 1996, between Greenwich and CSC-UK regarding termination of prior agreement, incorporated by reference to Exhibit 10.46 to the
            Company's Annual Report on Form 10-K filed with the Commission on April 1, 1996.
 10.26      Agreement for the Sale and Purchase of the Entire Issued Share Capital of
            Heritable Group Limited, dated June 14, 1996, incorporated by reference to
            Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on June 28, 1996.

 EXHIBIT
  NUMBER                                 DESCRIPTION OF EXHIBIT
----------  ---------------------------------------------------------------------------------
 10.27      Third Amendment to Lease, dated as of April 17, 1996, between CSC and Taxter Park
            Associates, incorporated by reference to Exhibit 10.53 to the Company's Quarterly
            Report on Form 10-Q filed with the Commission on August 14, 1996.
 10.28      Lease, dated as of April 18, 1996, among The Standard Life Assurance Company,
            City Mortgage Servicing Limited and CSC-UK, incorporated by reference to Exhibit
            10.54 to the Company's quarterly Report on Form 10-Q filed with the Commission on
            August 14, 1996.
 10.29      Purchase and Sale Agreement, dated June 20, 1996 and effective as of February 2,
            1996, between CSC and Greenwich Capital Financial Products, Inc., incorporated by reference to Exhibit 10.55 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 1996.
 10.30      Lease Agreement, dated as of July 7, 1996, between CSC and Robert Martin Company, incorporated by reference to Exhibit 10.56 to the Company's Quarterly Report on
            Form 10-Q filed with the Commission on August 14, 1996.
 10.31      Loan Agreement, dated as of August 6, 1996, between CSC and CoreStates, incorporated by reference to Exhibit 10.31 to the Company's Registration
            Statement on Form S-3 as declared effective by the Commission on April 18, 1997.
 10.32      Employment Agreement, dated as of January 1, 1996, between CSC and Tim S.
            Ledwick, incorporated by reference to Exhibit 10.32 to the Company's Registration
            Statement on Form S-3 as declared effective by the Commission on April 18, 1997.
 10.33      Employment Agreement, dated as of February 1, 1996, between CSC and Robert J.
            Blackwell, incorporated by reference to Exhibit 10.33 to the Company's
            Registration Statement on Form S-3 as declared effective by the Commission on
            April 18, 1997.
 10.34      Amendment No. 1 dated as of August 30, 1996, to the Purchase and Sale Agreement,
            dated as of February 2, 1996, between CSC and Greenwich Capital Financial
            Products, Inc., incorporated by reference to Exhibit 10.63 to Amendment No. 1 to the Company's Registration Statement on Form S-1 filed with the Commission on
            September 27, 1996.
 10.35      Senior Secured Credit Agreement, dated October 30, 1996, among the Company and
            CIBC Wood Gundy Securities Corp. and the lenders named therein, incorporated by reference to Exhibit 10.60 to the Company's Quarterly Report on Form 10-Q filed with the Commission on November 19, 1996.
 10.36      Amendment No. 2, dated as of October 30, 1996, to the Purchase and Sale
            Agreement, dated as of February 2, 1996, between CSC and Greenwich Capital
            Financial Products, Inc., incorporated by reference to Exhibit 10.62 to the
            Company's Quarterly Report on Form 10-Q filed with the Commission on November 19,
            1996.
 10.37      Registration Rights Agreement, dated as of November 22, 1996, among the Company,
            Mutual Shares Fund, Mutual Qualified Fund, Mutual Beacon Fund, Mutual Discovery
            Fund, Mutual European Fund, The Orion Fund Limited, Mutual Shares Securities Fund
            and Mutual Discovery Securities Fund, incorporated by reference to Exhibit 10.37 to the Company's Registration Statement on Form S-3 as declared effective by the
            Commission on April 18, 1997.
 10.38      Amendment No. 3, dated as of December 30, 1996, to the Purchase and Sale
            Agreement, dated as of February 2, 1996, between CSC and Greenwich Capital
            Financial Products, Inc., incorporated by reference to Exhibit 10.38 to the
            Company's Registration Statement on Form S-3 as declared effective by the
            Commission on April 18, 1997.
 10.39      Amendment No. 4, dated as of December 31, 1996, to the Purchase and Sale
            Agreement, dated as of February 2, 1996, between CSC and Greenwich Capital
            Financial Products, Inc., incorporated by reference to Exhibit 10.39 to the
            Company's Registration Statement on Form S-3 as declared effective by the
            Commission on April 18, 1997.
 10.40      Amendment No. 1, dated as of January 13, 1997, to the Senior Secured Credit
            Agreement, dated October 30, 1996, among the Company and CIBC Wood Gundy
            Securities Corp. and the lenders named therein, incorporated by reference to
            Exhibit 10.40 to the Company's Registration Statement on Form S-3 as declared effective by the Commission on April 18, 1997.
 10.41      Lease, dated as of October 1, 1996, between CSC and Reckson Operating
            Partnership, L.P., incorporated by reference to Exhibit 10.41 to the Company's
            Annual Report on Form 10-K filed with the Commission on March 31, 1997.

 EXHIBIT
  NUMBER                                 DESCRIPTION OF EXHIBIT
----------  ---------------------------------------------------------------------------------
 10.42      Securities Purchase Agreement dated April 9, 1997 by and among the Company and the purchasers named therein, incorporated by reference to Exhibit 4.2 to the
            Company's Current Report on Form 8-K filed with the Commission on April 11, 1997.
 10.43      Registration Rights Agreement dated April 9, 1997 by and among the Company and the purchasers named therein, incorporated by reference to Exhibit 4.3 to the
            Company's Current Report on Form 8-K filed with the Commission on April 11, 1997.
 10.44      Form of Common Stock Purchase Warrant issued in conjunction with the 6%
            Convertible Preferred Stock, Series A, incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed with the Commission on April
            11, 1997.
 10.45      Indenture, dated as of May 7, 1996, between the Company and The Chase Manhattan
            Bank, N.A., incorporated by reference to Exhibit 4.2 to the Company's Quarterly
            Report on Form 10-Q filed with the Commission on May 15, 1996.
 10.46      Registration Rights Agreement, dated as of April 26, 1996, among the Company,
            NatWest Securities Limited, Bear, Stearns & Co. Inc., CIBC Wood Gundy Securities
            Corp. and Wasserstein Perella Securities, Inc., incorporated by reference to
            Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q filed with the
            Commission on May 15, 1996.
 10.47      Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of July 1, 1995, between CSC and Cheryl P. Carl.
 10.48      Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of July 1, 1995, between CSC and Eric S. Goldstein.
 10.49      Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of July 1, 1995, between CSC and Jonah L. Goldstein.
 10.50      Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of November 1, 1992, between CSC and Robert M. Stata, as amended by the Amendment
            Agreement, dated as of January 1, 1994.
 10.51      Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of July 1, 1995, between CSC and Steven P. Weiss.
 10.52      Amendment, dated as of September 3, 1996, to the Employment Agreement, dated as of January 1, 1996, between CSC and Tim S. Ledwick.
 10.53      1997 Stock Option Plan
 12.1       Computations of ratios of earnings to fixed charges
 21.1       Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the
            Company's Registration Statement on Form S-3 as declared effective by the
            Commission on April 18, 1997
 23.1       Consent of KPMG Peat Marwick LLP
 23.2       Consent of KPMG, Registered Auditors
 23.3       Consent of BDO Stoy Hayward
 23.4       Consent of BDO Stoy Hayward
 23.5*      Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
 24.1       Power of Attorney (included on signature page of Registration Statement)
 25.1       Statement of Eligibility of Trustee
 99.1       Letter of Transmittal

---------------
+ Confidential treatment has been granted with respect to certain provisions, the redacted portions of which are indicated by brackets. This Exhibit has been filed in its entirety separately with the Commission pursuant to an application for confidential treatment.
* To be filed by amendment.